Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-193203

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $.001 par value per share	900,000	$18.43	$16,587,000	$1,928

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the shares of common stock as reported by the New York Stock Exchange on December 3, 2014.
(2)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). The fee payable in connection with the offering pursuant to this prospectus supplement is payable in accordance with Rule 456(b) under the Securities Act. A registration fee of $136,400 (the “Prior Fee”) was previously paid to register securities for a maximum aggregate offering price of $1,000,000,000 under the Registrant’s Form S-3 Registration Statement, filed with the Securities and Exchange Commission on June 6, 2013 (SEC File No. 333-189132) (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant previously offset a $19,320 registration fee relating to securities offered by the prospectus supplement dated May 28, 2014 and a $27,551 registration fee relating to securities offered by the prospectus supplement dated September 22, 2014 (SEC File No. 333-193203) against a portion of the Prior Fee. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets a portion of the remaining balance of the Prior Fee against the total registration fee due under this registration statement. As a result, $0 is due in connection with this registration statement.

PROSPECTUS    SUPPLEMENT

(To Prospectus dated January 6, 2014)

900,000 Shares

Common Stock

This prospectus supplement relates to the possible issuance by us of up to 900,000 shares of common stock, $.001 par value per share (the “common stock”), in exchange for units of limited partnership interest (“OP units”) in Parkway Properties LP, a Delaware limited partnership (“PPLP”), our operating partnership, upon tender of such OP units for redemption by certain limited partners of PPLP pursuant to their rights under the Second Amended and Restated Agreement of Limited Partnership of PPLP, as amended (the “Partnership Agreement”). Pursuant to the Partnership Agreement, we may elect to deliver shares of common stock to such OP unit holders (“unit holder”) who wish to have their OP units redeemed.

The registration of the common stock covered by this prospectus does not necessarily mean that any of the unit holders will tender their OP units for redemption or that, upon any tender for redemption of OP units, we will elect to redeem any of the OP units by issuing shares of common stock instead of paying the applicable redemption price in cash.

We will not receive any cash proceeds from the issuance of the common stock upon redemption of OP units. We will, however, acquire OP units in exchange for any common stock that we issue pursuant to this prospectus supplement, which will increase our ownership interest in PPLP.

Our shares trade on the New York Stock Exchange under the symbol “PKY.” On December 4, 2014, the last reported sales price of our shares as reported on the New York Stock Exchange was $18.55 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-2 of this prospectus supplement and the risks set forth beginning on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2013 and page 44 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 5, 2014.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus in making a decision about whether to invest in our common stock. We have not have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which relates to the possible issuance of shares of common stock upon redemption of OP units and which also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the potential issuance of shares of common stock upon redemption of OP units.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference herein or therein, the information in this prospectus supplement will supersede such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Parkway” and the “Company” refer to Parkway Properties, Inc., a Maryland corporation, individually or together with its subsidiaries, including Parkway Properties LP, and our predecessors. Parkway Properties LP is a Delaware limited partnership of which we serve indirectly as the sole general partner and to which we refer in this prospectus supplement as PPLP.

Parkway Properties, Inc., our logo and other trademarks mentioned in this prospectus supplement and accompanying prospectus are the property of their respective owners.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Examples of forward-looking statements include projected capital resources, projected profitability and portfolio performance, estimates of market rental rates, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions or other transactions, the ability to complete acquisitions and dispositions and the risks associated therewith, the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve risks and uncertainties (some of which are beyond our control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:

•	changes in the real estate industry and in performance of the financial markets;

•	the actual or perceived impact of U.S. monetary policy;

•	competition in the leasing market;

•	the demand for and market acceptance of our properties for rental purposes;

•	oversupply of office properties and parking properties in our geographic markets;

•	the amount and growth of our expenses;

•	customer financial difficulties and general economic conditions, including increasing interest rates and changes in prices of commodities, as well as economic conditions in our geographic markets;

•	defaults or non-renewal of leases;

•	risks associated with joint venture partners;

•	risks associated with the ownership and development of real property, including risks related to natural disasters;

•	risks associated with property acquisitions;

•	the failure to acquire or sell properties as and when anticipated;

•	termination or non-renewal of property management contracts;

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•	the bankruptcy or insolvency of companies for which we provide property management services or the sale of the related properties;

•	the outcome of claims and litigation involving or affecting us;

•	the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses;

•	compliance with environmental and other regulations, including real estate and zoning laws;

•	our inability to obtain financing;

•	our inability to use net operating loss carryforwards; and

•	our failure to maintain our status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

For further discussion of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, see the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as well as risks, uncertainties and other factors discussed in our other periodic reports filed with the SEC and incorporated by reference herein.

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OUR COMPANY

We are a fully integrated, self-administered and self-managed REIT specializing in the acquisition, ownership, development and management of quality office buildings in high-growth submarkets in the Sunbelt region of the United States. Our investment strategy is focused on well-located and competitively positioned office assets within central business districts and infill locations in our core submarkets. We believe that accumulating a critical mass of high-quality assets in these submarkets coupled with our integrated platform, market knowledge and industry relationships provide attractive long-term return opportunities for our stockholders and give us a competitive advantage relative to our peers.

As of October 1, 2014, we owned or had an interest in 52 office properties located in eight states with an aggregate of approximately 18.5 million square feet of leasable space. Our top five markets (by pro rata annualized rental revenue) are Houston, Charlotte, Austin, Jacksonville and Atlanta. These markets exhibit stable demographic trends and have generally been characterized by strong employment bases, above-average job growth, a talented and educated workforce and increasing populations. We believe comparable rents in our target markets have generally increased since the time our current management team began directing asset acquisitions in these markets through October 1, 2014, which has translated into increasing rents for our properties since January 1, 2012 and we believe will generally translate into increasing rents in the future. We also have fee-based real estate services, which in total managed and/or leased approximately 10.6 million square feet for third-party owners as of October 1, 2014.

We are a corporation organized under the laws of the State of Maryland. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1997. We believe that we have operated in a manner that has allowed us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. We conduct substantially all of our business through PPLP, of which we serve indirectly as the sole general partner.

Our principal executive offices are located at Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, and our telephone number is (407) 650-0593. Our website is www.pky.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as well as other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks Related to the Exchange of OP Units for Common Stock

Redemption of OP units for our common stock is a taxable transaction.

The exchange of OP units for shares of our common stock will be treated for U.S. federal income tax purposes as a sale of the units by the limited partner whose units are redeemed. A limited partner generally will recognize gain or loss for income tax purposes in an amount equal to the fair market value of our common stock received in the exchange plus the amount of certain liabilities of PPLP allocable to such exchanged OP units at the time of the exchange, less the limited partner’s adjusted tax basis in the OP units exchanged. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, a limited partner may have difficulty finding buyers for a substantial number of shares of our common stock in order to raise cash to pay tax liabilities resulting from the exercise of its redemption rights and may not receive a price for the shares of our common stock equal to the value of those shares when they were received. The use of any losses recognized in connection with an exercise of redemption rights or otherwise is subject to a number of limitations set forth in the in the Internal Revenue Code of 1986, as amended (the “Code”). See “Supplemental U.S. Federal Income Tax Considerations.”

Redemption of OP units may adversely change the nature of your investment.

A limited partner may receive cash or common stock upon redemption of his or her OP units. If a limited partner receives shares of our common stock, he or she will become one of our stockholders rather than a limited partner in PPLP. Although the nature of an investment in our common stock is similar to an investment in OP units, there are also differences between ownership of OP units and ownership of our common stock. These differences may in some respects be less advantageous than ownership of OP units and include, among others, the form of organization, management control, voting and consent rights, liquidity and U.S. federal income tax considerations. See “Comparison of OP Units and Common Stock” for a more detailed description of the differences between the ownership of OP units and ownership of our common stock. Alternatively, if a limited partner receives cash, the limited partner will no longer have any interest in PPLP or us, will not benefit from any subsequent increases in the share price of the common stock, and will not receive any future distributions from PPLP or us (unless the limited partner currently owns or acquires in the future additional OP units or shares of common stock).

USE OF PROCEEDS

We are registering the shares of our common stock to which this prospectus supplement relates to satisfy our contractual obligation to certain unit holders. See “Redemption of OP Units—Registration Rights Agreement.”

We will not receive any cash proceeds from the issuance of the common stock offered by this prospectus. We will, however, acquire the redeemed OP units in exchange for common stock that we issue pursuant to this prospectus, which will increase our ownership interest in PPLP.

We will pay all expenses incident to the registration of the shares of our common stock offered herein, other than any fees, discounts, commissions or taxes (including transfer taxes) attributable to the sale of the common stock by any redeeming limited partners, or any legal fees and expenses of counsel to such limited partners and any underwriter engaged by such limited partners and certain other expenses incurred by such limited partners.

REDEMPTION OF OP UNITS

General

As a general rule, limited partners may elect to redeem their OP units from time to time by delivering a notice to the general partner and us in accordance with the terms of the Partnership Agreement. Any such redemption will be effected within 10 days of the general partner’s receipt of the redemption notice and will be for a cash amount generally equal to (i) the total number of shares of our capital stock corresponding with our limited partnership interest multiplied by the fair market value of a share of such capital stock; (ii) divided by our percentage interest in such limited partnership interests; (iii) multiplied by the redeeming partner’s percentage interest represented by the OP units to be redeemed. Without the general partner’s consent, a limited partner may not exercise the redemption right for fewer than 500 OP units, or if the limited partner holds fewer than 500 OP units, all of the OP units held by that limited partner.

In lieu of the above, we, in our sole and absolute discretion, have the right to elect to satisfy PPLP’s redemption obligation by paying the redeeming limited partner, for each unit tendered for redemption, one share of our common stock, adjusted as specified in the Partnership Agreement to take into account prior share dividends or any subdivisions or combinations of our common stock. We have the sole discretion to elect whether the redemption right will be assumed by us and satisfied in shares of our common stock or satisfied by PPLP in cash. No redemption or exchange can occur if delivery of shares of common stock by us would be prohibited either under the provisions of our charter or under applicable federal or state securities laws, in each case regardless of whether we would in fact elect to assume and satisfy the redemption right with shares.

We anticipate that we generally will elect to satisfy the exercise of a redemption right through the issuance of common stock rather than the payment of cash, whereupon we will acquire and become the owner of the OP units tendered for redemption. However, there can be no assurance that we will make such election in any particular case. With each exchange of OP units for shares of common stock or cash, our ownership interest in PPLP will increase. Such an acquisition will be treated as a sale of the OP units by the redeeming limited partner to us for federal income tax purposes. Upon redemption, the right of the redeeming limited partner to receive distributions with respect to the OP units redeemed will cease (but if such right is exchanged for common stock, the redeeming limited partner will have rights as a stockholder from the time of acquisition of the common stock), and if all of the redeeming limited partner’s OP units are redeemed, he or she will have withdrawn as a partner of PPLP and will no longer be a party to the Partnership Agreement.

Tax Consequences of Redemption

See “Supplemental U.S. Federal Income Tax Considerations” below.

Potential Change in Investment Upon Redemption of Units

If a limited partner in PPLP redeems OP units pursuant to the Partnership Agreement, the partner may receive cash or shares of our common stock in exchange for such OP units. To the extent that the partner receives cash, the partner will no longer have any interest in PPLP or in us, will not benefit from any subsequent increases in the share price of our common stock, and will not receive any future distributions from PPLP or us (unless the partner currently owns or acquires in the future additional partnership units or shares of common stock). To the extent that the limited partner receives shares of our common stock, the limited partner will become a stockholder rather that a holder of units. See “Comparison of OP Units and Common Stock.”

Registration Rights Agreement

We are registering the common stock pursuant to this prospectus supplement to satisfy our registration obligations under a Registration Rights Agreement, dated December 6, 2013, between us, Andalex Holdings LLC, Eleonora A. Silverman, Andrew Silverman, Alexander D. Silverman and Allen Silverman. Under that agreement, we are required to prepare and file with the SEC, and use our reasonable efforts to cause to be declared effective on or before December 8, 2014, a registration statement on Form S-3 with respect to the potential issuance from time to time to such limited partners of shares of our common stock upon redemption of their OP units. In lieu of a registration statement, however, the Registration Rights Agreement permits us to satisfy our registration obligations by filing a prospectus pursuant to Rule 424(b) to include the registration of the issuance of such shares in an automatic shelf registration statement that we have previously filed. This agreement also requires us to use our reasonable efforts keep any such registration statement effective until the date on which all such limited partners have elected to redeem all of their OP units.

Pursuant to this Registration Rights Agreement, we also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act or the Exchange Act, or to contribute to the expenses incurred or the payments such persons may be required to make in respect thereof. We also agreed to pay for all expenses incident to effecting the above-described registration of the common stock under the Securities Act including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or “blue sky” laws (including related legal counsel expenses), printing expenses, fees and expenses associated with the listing of the securities on the applicable listing exchange, any Financial Industry Regulatory Authority, Inc. fees, and (vi) expenses of our legal counsel and accountants and accounting expenses we incur. However, we have no obligation to pay fees, discounts, commissions or taxes (including transfer taxes) attributable to the sale of the common stock by the redeeming limited partners, or any legal fees and expenses of counsel to such limited partners and any underwriter engaged by the limited partners and all other expenses incurred in connection with the performance by limited partners of their obligations under the agreement.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the possible issuance by us of up to 900,000 shares of our common stock in exchange for OP units tendered for redemption by any of Eleonora A. Silverman, Andrew Silverman and Alexander D. Silverman (together, the “Redeeming Unit Holders”), pursuant to their rights under the Registration Rights Agreement described above under “Redemption of OP Units—Registration Rights Agreement.”

We will only issue our common stock registered by this prospectus supplement if and when any of the Redeeming Unit Holders elect to redeem OP units pursuant to their redemption rights under the Partnership Agreement of PPLP, and then only if we elect to issue common stock to them rather than paying cash. The OP units held by the Redeeming Unit Holders can be redeemed at any time on or after December 6, 2014. We have registered the common stock for sale to provide the Redeeming Unit Holders with freely tradable securities, but registration of such shares does not necessarily mean that any of the Redeeming Unit Holders will tender their OP units for redemption or that upon any tender for redemption for OP units, we will elect to redeem some or all of the OP units by issuing some or all of the shares of common stock instead of paying the applicable redemption price in cash.

We will not receive any cash proceeds from the issuance of the common stock offered by this prospectus. We will, however, acquire the redeemed OP units in exchange for common stock that we issue pursuant to this prospectus, which will increase our ownership interest in PPLP. We will pay all expenses incident to the registration of the shares of our common stock offered herein, other than any fees, discounts, commissions or taxes (including transfer taxes) attributable to the sale of the common stock by any redeeming limited partners, or any legal fees and expenses of counsel to such limited partners and any underwriter engaged by such limited partners and certain other expenses incurred by such limited partners.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

PARKWAY PROPERTIES LP

The following summary is qualified by reference to the Partnership Agreement. The Partnership Agreement has been previously filed with the SEC and is incorporated herein by reference.

General

We conduct substantially all of our business through PPLP, of which we serve indirectly as the sole general partner through our interest in Parkway Properties General Partners, Inc. (the general partner), which holds all of the general partnership interests in PPLP. As of December 4, 2014 we owned directly approximately 95% of the limited partnership interests in PPLP. Our interest in PPLP generally entitles us to share in cash distributions from, and in the profits and losses of, PPLP in proportion to our percentage ownership. The OP Units are not listed on any exchange or any national market system.

Management of PPLP

As a general matter, the general partner has exclusive and complete responsibility and discretion in the management and control of PPLP. In particular, the general partner is generally under no obligation to take into account the tax consequences to any limited partner of any action taken by it and will not have liability to a limited partner as a result of an income tax liability incurred by the limited partner as a result of an action (or inaction) by the general partner. The limited partners do not have authority to transact business for PPLP or participate in or exercise control or management power over the business and affairs of PPLP or participate in the management activities or decisions the general partner makes on its behalf as general partner.

However, the following decisions require the consent of limited partners (other than any limited partner 50% or more of whose equity is owned by the general partner) holding two-thirds of the aggregate limited partner interests (other than the interests of any limited partner 50% or more of whose equity is owned by the general partner):

•	the transfer of the general partner’s interest other than to PPLP or an affiliate of the general partner; or

•	the admittance to PPLP of any additional or substitute general partner, other than affiliates of the general partner.

In addition, the general partner may not take the following actions without the prior consent of the partners holding two-thirds of the aggregate percentage interests of all partners:

•	amend, modify or terminate the Partnership Agreement except as otherwise provided and other than to reflect the admission, substitution, termination or withdrawal of partners (see “—Amendment of Partnership Agreement” below);

•	make a general assignment for the benefit of creditors, appoint a custodian, receiver or trustee for all or substantially all of the assets of PPLP;

•	institute any proceeding for bankruptcy; or

•	confess a judgment against PPLP.

Moreover, the general partner may not take any action in contravention of an express prohibition or limitation of the Partnership Agreement (except, in each case, as otherwise provided in the Partnership Agreement), including, without limitation:

•	take any action that would make it impossible to carry on the ordinary business of PPLP;

•	possess partnership property, or assign rights in such property, for other than a partnership purpose;

•	admit a person as a partner; or

•	perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability.

Management Liability and Indemnification

The Partnership Agreement provides that neither the general partner nor any director, officer, employee or agent of the general partner or PPLP will be liable or accountable in damages or otherwise to PPLP or any partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistake of fact or law or any act or omission if such person acted in good faith. The Partnership Agreement provides that PPLP will indemnify the general partner, any officers or directors of the general partner or PPLP and any other persons or entities designated from time to time by the general partner from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, including, without limitation, reasonable attorneys’ fees and expenses, that relate to the operations of PPLP in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The reasonable expenses incurred by an indemnitee may be reimbursed by PPLP in advance of the final disposition of the proceeding upon receipt by PPLP of a written affirmation by such indemnitee of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by such indemnitee to repay the amount if it is determined that such standard was not met.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, the general partner, which we own and control, has fiduciary duties under applicable Delaware law to manage PPLP in a manner beneficial to PPLP and its partners. Our duties, as indirect general partner, to PPLP and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders.

Pursuant to the Partnership Agreement, the limited partners have acknowledged that the general partner acts for the benefit of PPLP, its partners and our stockholders collectively, that the general partner is under no obligation to give priority to the separate interests of the limited partners or our stockholders (including, without limitation, the tax consequences to limited partners or to stockholders) in deciding whether to cause PPLP to take

(or decline to take) any actions and that the general partner will not be liable to PPLP or any limited partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived in connection with such decisions, provided that the general partner has acted in good faith.

Distributions

The Partnership Agreement provides that the general partner may cause PPLP to distribute to the partners who are partners as of any partnership record date “available cash” (generally defined in the Partnership Agreement to mean net income or loss subject to deductions and adjustments and net of certain expenses and payments) generated by PPLP in such amounts and at such times as the general partner may in its sole and absolute discretion determine. Any such distributions will be made first, with respect to any partnership interests that are entitled to any preference in distribution, in accordance with the rights of such class of partnership interests (and within such class, pro rata in proportion to the respective percentage interests on such partnership record date), and second, with respect to partnership interests that are not entitled to any preference in distribution, pro rata to each such class in accordance with the terms of such class (and within each such class, pro rata in proportion with the respective percentage interests on such partnership record date).

Unless otherwise expressly provided for in the Partnership Agreement or in an agreement at the time a new class of partnership interests is created, no partnership interest is entitled to a distribution in preference to any other partnership interest. The general partner is required to take such reasonable efforts, as determined by it in its sole and absolute discretion, and consistent with the qualification of Parkway Properties, Inc. as a REIT, to cause PPLP to distribute sufficient amounts to enable Parkway Properties, Inc. to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and the Treasury Regulations promulgated thereunder and (b) except to the extent otherwise determined by the general partner, avoid any federal income or excise tax liability of Parkway Properties, Inc.

Upon the liquidation of PPLP, after payment and discharge of all of PPLP’s debts and liabilities to creditors, the general partner, and other partners, the balance of the proceeds therefrom will be distributed to the general partner and limited partners in accordance with their positive capital account balances, determined after taking into account all capital account adjustments for PPLP taxable year during which liquidation occurs.

Allocation of Net Income and Net Loss

Net income and net loss of PPLP are determined and allocated with respect to each fiscal year of PPLP as of the end of each such year. Except as otherwise provided in the Partnership Agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. The Partnership Agreement contains provisions for special allocations intended to comply with certain regulatory requirements. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. Generally, for income tax purposes, each item of income, gain, loss and deduction will be allocated among the partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Redemption

See “Redemption of OP Units” for a description of redemption rights contained in the Partnership Agreement.

Transferability of Interests

The general partner generally may not voluntarily withdraw from PPLP, or transfer or assign its interest in PPLP, without the consent of limited partners (other than any limited partner 50% or more of whose equity is owned by the general partner) holding two-thirds of the aggregate limited partner interests (other than the interests of any limited partner 50% or more of whose equity is owned by the general partner). Subject to certain conditions described below, limited partners may transfer their interests in PPLP to (i) the general partner, (ii) an affiliate, another original limited partner or immediate family member, (iii) a charitable trust or (iv) pledge the interests in connection with a loan or extension of credit. Limited partners also may transfer to “accredited investors” within the meaning of Rule 501 under the Securities Act, provided that the general partner has a right of first refusal to purchase any limited partner interest within 10 days of receiving notice of the transfer. Any such transfers may be made only on the first day of a fiscal quarter, unless the general partner otherwise agrees.

Notwithstanding the foregoing, the general partner may prohibit the transfer of OP units by a limited partner if, in the opinion of legal counsel to PPLP, the transfer would require the filing of a registration statement under the Securities Act by PPLP or would otherwise violate any federal or state securities laws or regulations applicable to PPLP or the partnership units. Further, except for certain limited exceptions, no transfer of OP units by a limited partner, without our prior written consent, may be made if:

•	it could result in PPLP being treated as an association taxable as a corporation or a termination of PPLP under Section 708 of the Code;

•	the transfer would be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code;

•	it could result in PPLP being unable to qualify for one or more of the “safe harbors” set forth in Treasury Regulations Section 1.7704-1; or

•	based on the advice of counsel to PPLP or the general partner, it could adversely affect our ability to continue to qualify as a REIT or subject us to certain additional taxes.

In addition, no transfer may be made to a non-recourse lender of PPLP or any related person without the consent of the general partner and satisfaction of certain other conditions, and no transfer may be made if it would cause, or in opinion of counsel, could subject PPLP to certain obligations and liabilities under the Employee Retirement Income Security Act of 1974.

Notwithstanding the foregoing, we may not engage in any merger, consolidation or other combination, sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding equity interests. However, we may engage in any such transaction if two-thirds of all partners consent to such transaction and all limited partners either will receive, or will have the right to elect to receive, for each OP unit, an amount of cash, securities, or other property equal to the product of the number of shares of stock such holder would have received upon redemption of his or her OP units and the greatest amount of cash, securities or other property paid to a holder of one share of stock in consideration for such share pursuant to the terms of the transaction. We also may merge or otherwise combine our assets with another entity if following such merger or combination the surviving company holds only interests in PPLP or the surviving partnership and the limited partners own a pro rata portion of PPLP or the surviving partnership and maintain similar rights, including redemption rights.

Partnership Call Right

Under the Partnership Agreement, at any time when the limited partners (other than us) hold an aggregate percentage interest in PPLP of less than 1%, PPLP has the right, but not the obligation, from time to time and at any time to redeem any and all outstanding OP units (other than those held by the general partner or by us) by treating any limited partner as a redeeming limited partner. PPLP may exercise this call right by delivering a notice to the limited partners that it has so elected, which notice will be treated as if it were a redemption notice delivered to the general partner by the receiving limited partners for all of their OP units.

Capital Contributions; Issuance of Additional Partnership Interests

The Partnership Agreement provides that if PPLP requires additional funds at any time or from time to time in excess of funds available, such additional funds may be raised in the manner elected by the general partner. This may include a loan from the general partner or through the issuance of additional partnership interests. In addition, PPLP is authorized to incur debt or enter into financing arrangements at the discretion of the general partner.

The Partnership Agreement authorizes the general partner to cause PPLP to issue additional partnership units (including long-term incentive plan (“LTIP units”) subject to our equity incentive plan to persons providing services to or for the benefit of PPLP) for any PPLP purpose, at any time or from time to time, to the partners (including the general partner or us) or to other persons, and to admit such persons as additional limited partners without the approval of the limited partners. These additional partnership units may be issued in one or more classes or in one or more series of any class, with designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing partnership units) as determined by the general partner in its sole and absolute discretion without the approval of any limited partner or any other person, subject to Delaware law.

We may not issue any additional shares of stock (other than pursuant to the Partnership Agreement’s redemption provisions or a dividend or distribution (including any stock split) of shares all stockholders) unless we contribute the proceeds from the issuance to PPLP as an additional capital contribution.

Amendment of Partnership Agreement

In general, the general partner may not amend, modify or terminate the Partnership Agreement without the prior consent of the partners holding two-thirds of the aggregate percentage interests of all partners. Amendments to the Partnership Agreement requiring approval of the limited partners may be proposed by the general partner or by any limited partner holding partnership interests representing 25% or more of all partnership interests held by limited partners. Notwithstanding the foregoing, however, the general partner may amend the Partnership Agreement as may be required to facilitate or implement any of the following purposes:

•	to add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners;

•	to reflect the issuance of additional partnership interests pursuant to the Partnership Agreement or the admission, substitution, termination, or withdrawal of partners in accordance with the Partnership Agreement;

•	to reflect a change that is of an inconsequential nature and does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement;

•	to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•	to reflect such changes as are reasonably necessary for us to maintain our status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

•	to modify, as set forth in the definition of “Capital Account” in the Partnership Agreement, the manner in which capital accounts are computed.

When any of the above actions are taken, the general partner will provide notice to the limited partners.

Notwithstanding the foregoing, without the written consent of a limited partner, the Partnership Agreement may not be amended with respect to any partner adversely affected without such partner’s consent if such amendment would (i) convert a limited partner’s interest into a general partner’s interest; (ii) modify the limited liability of a limited partner; (iii) alter rights of the partner to receive certain distributions and allocations under the Partnership Agreement; (iv) materially alter the rights to a redemption; or (v) amend the provisions governing these limitations.

Tax Matters Partner

Pursuant to the Partnership Agreement, the general partner is the tax matters partner of PPLP. Accordingly, we, via our indirect control of the general partner, have the authority to make tax elections under the Code on behalf of PPLP. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Term

PPLP will continue in full force and effect until December 31, 2057 unless it is dissolved sooner by: an event of withdrawal of the general partner as defined in the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), unless within 90 days after the withdrawal, all of the remaining limited partners agree, in their sole and absolute discretion, in writing to continue the business of PPLP and to the appointment, effective as of the date of withdrawal, of a successor general partner; an election to dissolve; entry of a decree of judicial dissolution of PPLP pursuant to Delaware law; the sale of all or substantially all of the assets and properties of PPLP for cash or marketable securities; the incapacity of the general partner, unless all of the remaining partners, in their sole and absolute discretion, agree in writing to continue the business of PPLP and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner; or the redemption or exchange for common stock of all partnership units of PPLP (other than those of the general partner).

COMPARISON OF OP UNITS AND COMMON STOCK

The information below highlights a number of the significant differences between PPLP and us relating to, among other things, form of organization, policies and restrictions, management structure, compensation and fees, voting rights, liability of investors, distributions, liquidity and U.S. federal income tax considerations. These comparisons are intended to assist holders of OP units in understanding how their investment will be changed if they receive shares of common stock upon redemption of their OP units. THE FOLLOWING DISCUSSION IS A SUMMARY AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF OP UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, THE PARTNERSHIP AGREEMENT AND OUR CHARTER AND BYLAWS FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.

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Form of Organization and Purposes

PPLP, the operating partnership, is organized as a Delaware limited partnership. PPLP’s purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the DRULPA, to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing, and to do anything necessary or incidental to the foregoing; provided that such business is to be conducted in a manner that permits us to be qualified as a REIT unless we cease to qualify as a REIT. As the indirect general partner, we may cause PPLP not to take, or to refrain from taking, any action that, in our judgment as indirect general partner, in our sole and absolute discretion, (i) could adversely affect our ability to continue to qualify as a REIT, (ii) could subject us to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over us, unless such action (or inaction) is specifically consented to by us as indirect general partner in writing.	We are a corporation organized under the laws of the State of Maryland. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1997 and intend to maintain our qualification as a REIT. Under our charter, we may engage in any lawful activity permitted by Maryland law.

Length of Investment

PPLP has a stated termination date of December 31, 2057, although it may be terminated earlier upon the first to occur of any of the following circumstances: an event of withdrawal of the general partner as defined in the DRULPA, unless within 90 days after the withdrawal, all of the remaining limited partners agree, in their sole and absolute discretion, in writing to continue the business of PPLP and to the appointment, effective as of the date of withdrawal, of a successor	We have a perpetual term and intend to continue our operations for an indefinite time period.

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general partner; an election to dissolve PPLP made by the general partner; entry of a decree of judicial dissolution of PPLP pursuant to Delaware law; the sale of all or substantially all of the assets and properties of PPLP for cash or marketable securities; the incapacity of the general partner, unless all of the remaining partners, in their sole and absolute discretion, agree in writing to continue the business of PPLP and to the appointment, effective as of a date prior to the date of such incapacity, of a substitute general partner; or the redemption or exchange for common stock of all partnership units of PPLP (other than those of the general partner).

Additional Equity

We, as indirect general partner, are authorized to cause PPLP to issue additional partnership units (including LTIP units subject to our equity incentive plan to persons providing services to or for the benefit of PPLP) for any PPLP purpose, at any time or from time to time, to the partners (including the general partner or us) or to other persons, and to admit such persons as additional limited partners without the approval of the limited partners. We, as indirect general partner, are expressly authorized to cause PPLP to issue additional partnership units or other partnership interests (i) upon the conversion, redemption or exchange of any debt, partnership units of partnership interest, or other securities issued by PPLP, (ii) for less than fair market value and (iii) in connection with any merger of any other person into PPLP.

These partnership units may be issued in one or more classes or one or more series of any class, with designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing partnership units) as determined by the general partner in its sole and absolute discretion without the approval of any limited partner or any other person, subject to Delaware law.

Our board of directors may authorize the issuance, in its discretion, of additional equity securities consisting of common stock or preferred stock, provided that the total number of shares issued does not exceed the number of authorized shares of capital stock set forth in our charter. As long as PPLP is in existence, we are required by the Partnership Agreement to contribute to PPLP, in exchange for OP units in PPLP, the proceeds of all equity capital raised by us, subject to certain limited exceptions as set forth in the Partnership Agreement. The issuance of additional shares of common stock or additional shares of preferred stock or other convertible securities may result in the dilution of the interests of our stockholders.

Distributions

The Partnership Agreement allows us, as indirect general partner, to cause PPLP to distribute “available cash” (generally defined in the Partnership Agreement to mean net income or loss subject to deductions and adjustments and net of certain expenses and payments)	In order to satisfy the requirements applicable to REITs, we generally must distribute to our stockholders, on an annual basis, at least 90% of our REIT taxable income (excluding net capital gains).

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generated by PPLP, at such times as we, as indirect general partner, may determine in our sole and absolute discretion.

Unless we, as the indirect general partner, otherwise specifically agree in the Partnership Agreement or in an agreement entered into at the time a new class or series is created, no partnership interest will be entitled to a distribution in preference to any other partnership interest.

Upon the liquidation of PPLP, after payment and discharge of all of PPLP’s debts and liabilities to creditors, the general partner, and other partners, the balance of the proceeds therefrom will be distributed to the general partner and limited partners in accordance with their positive capital account balances, determined after taking into account all capital account adjustments for the PPLP taxable year during which liquidation occurs.

Available cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves, established, after commencement of the dissolution and liquidation of PPLP.

All distributions will be made at the discretion of our board of directors and will depend on our historical and projected results of operations, liquidity and financial condition, our REIT qualification, our debt service requirements, operating expenses and capital expenditures, prohibitions and other restrictions under financing arrangements and applicable law and other factors as our board of directors may deem relevant from time to time.

Borrowing Policies

PPLP has no restrictions on borrowings, and we, as indirect general partner, have full power and authority to borrow money on behalf of PPLP.	We expect to employ leverage in our capital structure in amounts determined from time to time by our board of directors. Our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur. Although our board of directors has not adopted a policy that limits the total amount of indebtedness that we may incur, it will consider a number of factors in evaluating our level of indebtedness from time to time, as well as the amount of such indebtedness that will either be fixed or variable rate. Our board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

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Other Investment Restrictions

Other than restrictions precluding investments by PPLP that would adversely affect our qualification as a REIT and restrictions on transactions with affiliates, the Partnership Agreement does not generally restrict PPLP’s authority to enter into certain transactions, including, among others, making investments, lending operating partnership funds, or reinvesting PPLP’s cash.	Neither our charter nor our bylaws impose any restrictions upon the types of investments made by us.

Management Control

All management powers over the business and affairs of PPLP are vested in the general partner, and generally no limited partner of PPLP has any right to participate in or exercise control or management power over the business and affairs of PPLP, except as otherwise set forth in the Partnership Agreement and as described above under “Description of the Partnership Agreement of Parkway Properties LP—Management of PPLP” and below “—Voting Rights.”

The general partner is generally under no obligation to take into account the tax consequences to any limited partner of any action taken by it and will not have liability to a limited partner as a result of an income tax liability incurred by the limited partner as a result of an action (or inaction) by the general partner.

The board of directors has exclusive control over our business and affairs subject only to the restrictions in our charter, our bylaws and Maryland law and as described under “—Voting Rights.” At each annual meeting of the stockholders, the successors of the directors whose terms expire at that meeting will be elected. Any ordinary business policies adopted by the board of directors may be altered or eliminated without a vote of the stockholders. Accordingly, except for their vote in the elections of directors, stockholders have no control over our ordinary business policies.

Fiduciary Duties of General Partners and Directors

Under Delaware law, the general partner of PPLP is accountable to PPLP as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to partnership affairs. However, under the Partnership Agreement, none of the general partner, or any director, officer, employee or agent of the general partner or PPLP will be liable or accountable in damages or otherwise to PPLP or any partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistake of fact or law or any act or omission if such person acted in good faith.

Pursuant to the Partnership Agreement, the limited partners have acknowledged that the general partner acts for the benefit of PPLP, its partners and our stockholders collectively, that the general partner is under no obligation to give priority to the separate interests of the limited partners or our stockholders

Under Maryland law, the directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position would use under similar circumstances. Any director who acts in such a manner generally will not be liable to us or our stockholders for monetary damages arising from his or her activities as our director.

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(including, without limitation, the tax consequences to limited partners or to stockholders) in deciding whether to cause PPLP to take (or decline to take) any actions and that the general partner will not be liable to PPLP or any limited partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived in connection with such decisions, provided that the general partner has acted in good faith.

Management Liability

The Partnership Agreement provides that neither the general partner nor any director, officer, employee or agent of the general partner or PPLP will be liable or accountable in damages or otherwise to PPLP or any partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistake of fact or law or any act or omission if such person acted in good faith.

The Partnership Agreement provides that PPLP will indemnify the general partner, any officers or directors of the general partner or PPLP and any other persons or entities designated from time to time by the general partner from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, including, without limitation, reasonable attorneys’ fees and expenses, that relate to the operations of PPLP in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•   the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•   the indemnitee actually received an improper personal benefit in money, property or services; or

•   in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

The Maryland General Corporation Law (“MGCL”) allows a Maryland corporation to include a provision in its charter limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates the liability of its directors and officers to the maximum extent permitted by the MGCL. The MGCL also permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Our charter also contains a provision authorizing and requiring us to so indemnify our directors and officers to the fullest extent permitted by the MGCL. In addition, Maryland law permits us to advance reasonable expenses to a director or officer party to a proceeding upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

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The reasonable expenses incurred by an indemnitee may be reimbursed by PPLP in advance of the final disposition of the proceeding upon receipt by PPLP of a written affirmation by such indemnitee of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by such indemnitee to repay the amount if it is determined that such standard was not met.

We have entered into an indemnification agreement with each of our directors and officers, and the board of directors has authorized us to enter into an indemnification agreement with each of our future directors and officers. The MGCL also authorizes other arrangements for indemnification of directors and officers, including insurance. Our indemnification agreement is intended to provide indemnification to the maximum extent allowed by Maryland law.

Anti-takeover Provisions

Except in limited circumstances (see “Description of the Partnership Agreement of Parkway Properties LP—Management of PPLP” above and “—Voting Rights” below), the general partner of PPLP has exclusive management power over the business and affairs of PPLP.

In addition, the general partner generally may not voluntarily withdraw as the general partner of PPLP, or transfer any of its general partner interests in PPLP without the consent of limited partners (other than any limited partner 50% or more of whose equity is owned by the general partner) holding two-thirds of the aggregate limited partner interests (other than the interests of any limited partner 50% or more of whose equity is owned by the general partner). See “Description of the Partnership Agreement of Parkway Properties LP—Transferability of Interests.”

In addition, we may not engage in any merger, consolidation or other combination, sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding equity interests except in certain circumstances. See “Description of the Partnership Agreement of Parkway Properties LP—Transferability of Interests.”

Our charter and bylaws contain certain provisions that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. These provisions include:

•   authorized stock that our board of directors may issue in its discretion as preferred stock with voting and other rights superior to our common stock;

•   a requirement that members of our board of directors may be removed only for cause and then only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors;

•   restrictions on the ownership or transferability of our stock for any purpose, including in order for us to maintain our status as a REIT;

•   a requirement that nominations of persons for election to our board of directors and proposals of other business to be considered by our stockholders at the annual meeting may be made only:

•   pursuant to our notice of the meeting;

•   by or at the direction of our board of directors; or

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•   by any stockholder who is entitled to vote at the meeting and who complies with the applicable advance notice procedures.

The MGCL has certain antitakeover statutes, including the “business combination” provisions and “control share acquisition” provisions, which may have the effect of making it difficult to gain control of us or to change existing management. To date, we have not opted out of the business combination provisions of the MGCL but have opted out of the control share acquisition provisions.

If our board of directors were to opt in to certain of the provisions of Title 3, Subtitle 8 of the MGCL, to the extent we do not already have such provisions in place, or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were repealed, these provisions of the MGCL could have similar anti-takeover effects. See “Certain Provisions of Maryland Law and our Charter and Bylaws” in the accompanying prospectus.

Voting Rights

Under the Partnership Agreement, all decisions relating to the operation and management of PPLP are made by the general partner, provided that the limited partners have voting rights only with respect to certain matters, as described below. See “Description of the Partnership Agreement of Parkway Properties LP—Management of PPLP.”	We are managed and controlled by a board of directors elected by our stockholders. The MGCL requires that certain major corporate transactions, including most amendments to a corporation’s charter, may not be consummated without the approval of stockholders. Each share of our common stock has one vote (and each share of our limited voting stock has one vote on certain matters), and our charter permits our board to classify and issue preferred stock in one or more series having voting power that may differ from that of the common stock.

The following is a comparison of the voting rights of the holders of OP units and our stockholders as they relate to certain major transactions:

Amendment of the Partnership Agreement or our Charter and Bylaws

In general, the general partner may not amend, modify or terminate the Partnership Agreement without the prior consent of the partners holding two-thirds of the aggregate percentage interests of all partners, provided that the general partner may amend the Partnership Agreement in certain limited circumstances, such as to reflect the admission, substitution, termination or

Under MGCL and our charter, amendments to our charter generally must be declared advisable by the board of directors and approved by the holders of at least a majority of the votes entitled to be cast on the matter, provided, however, that a vote of at least 80% of all of the votes entitled to be cast is required for certain amendments.

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withdrawal of partners. See “Description of Partnership Agreement of Parkway Properties LP—Amendment of Partnership Agreement.”	Our Bylaws may be repealed, altered, amended or rescinded (i) by our stockholders with approval of not less than 80% of all of the votes cast on the matter at any meeting of stockholders called for that purpose or (ii) by our board of directors.

Vote Required to Dissolve PPLP or the Company

Under the Partnership Agreement, PPLP may be dissolved by an election by us, as indirect general partner, in our sole and absolute discretion.	Under Maryland law and our charter, dissolution of the Company must be advised by the board of directors and approved by the holders of at least two-thirds of all the votes entitled to be cast on the matter.

Vote Required to Sell Assets or Merge

Under the Partnership Agreement, the general partner has the full power and authority to effectuate the sale, transfer, exchange or other disposition of any of PPLP’s assets or the merger or other combination of PPLP with or into another entity.	Under the MGCL, the sale of all or substantially all of our assets, or our merger or consolidation, requires the approval of the board of directors and the holders of at least a majority of the votes entitled to be cast on the matter. No approval is required for the sale of less than all or substantially all of our assets.

Compensation and Fees

The general partner does not receive any compensation for its services as indirect general partner of PPLP. As a partner of PPLP, however, the general partner has (and therefore we, indirectly, have) the right to receive allocations and distributions from PPLP in respect of its percentage interest in PPLP. In addition, we or one of our controlled affiliates will be reimbursed by PPLP for all expenses incurred relating to the ongoing operation of PPLP.	Our independent directors and officers receive compensation for their services. In addition, we pay a quarterly monitoring fee to TPG VI Management, LLC pursuant to the Management Services Agreement dated June 5, 2012, which we entered into in connection with the 2012 investment transaction with TPG IV Pantera Holdings, L.P. The monitoring fee is paid in lieu of director fees otherwise payable to the TPG Pantera-nominated members of the board.

Liability of Investors

Under the Partnership Agreement and applicable Delaware law, the liability of the limited partners for PPLP’s debts and obligations is generally limited to the amount of their investment in PPLP.	Under MGCL, stockholders generally are not personally liable for our debts or obligations.

Liquidity

Subject to certain conditions, limited partners may transfer their interests in PPLP in certain limited circumstances, and, in any other circumstance, may transfer to “accredited investors” within the meaning of Rule 501 under the Securities Act provided that the general partner has a right of first refusal to purchase any limited partner interest within 10 days of receiving notice of such transfer. See “Description of the Partnership Agreement of Parkway Properties LP—Transferability of Interests.”

The common stock issued pursuant to this prospectus supplement upon redemption of OP units will be freely transferable under the Securities Act except to the extent they may be issued to, or become held by, our affiliates. Our common stock is listed on the New York Stock Exchange under the symbol “PKY.” The breadth and strength of this secondary market will depend, among other things, upon the number of shares of common stock outstanding, our financial

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In addition, as a general rule, limited partners may elect to redeem their OP units at any time by delivering a notice to the general partner and us in accordance with the terms of the Partnership Agreement.

Also, under the Partnership Agreement, at any time when the limited partners (other than us) hold an aggregate percentage interest in PPLP of less than 1%, PPLP has the right, but not the obligation, from time to time and at any time to redeem any and all outstanding OP units (other than those held by the general partner or by us) by treating any limited partner as a redeeming limited partner.

condition, performance and prospects, the market for similar securities issued by REITs, and our dividend yield compared to that of other debt and equity securities.

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than “excess stock”) by value or by number of shares, whichever is more restrictive. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

Potential Dilution of Rights

The general partner is authorized to cause PPLP to issue additional OP units from time to time in exchange for contributions of cash or property to PPLP or other forms of consideration. The issuance of additional OP units may result in the dilution of the interests of the limited partners.	Our board of directors may issue, in its discretion, additional shares of common stock and has the authority to issue from the authorized capital stock a variety of other equity securities with such powers, preferences and rights as the board of directors may designate at the time of issuance.

U.S. Federal Income Taxation

PPLP is intended to be treated as a partnership for U.S. federal income tax purposes. As a partnership, PPLP generally is not subject to U.S. federal income taxes. Instead, each partner of PPLP generally is required to include its allocable share of PPLP’s items of income, gain, loss, or expense in determining its own U.S. federal income tax liability.

Cash distributions from PPLP generally are not taxable to a holder of units except to the extent they exceed such holder’s basis in its interest in PPLP (which includes such holder’s allocable share of PPLP’s liabilities).

We have elected to be taxed as a REIT for U.S. federal income tax purposes. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders. A REIT may, however, be subject to U.S. federal income tax (generally at a rate of 35%) on income that is not distributed to stockholders and also may be subject to other taxes in certain circumstances. In addition, certain subsidiaries of a REIT may be subject to U.S. federal income taxation.

Distributions made by us to our taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as “capital gain dividends” or “qualified dividend income”) will be taken into account by them as ordinary income. Distributions that are properly designated by us as “capital gain dividends” or “qualified dividend income” may be taxed at long-term capital gain rates, subject to certain exceptions. Distributions (not designated as capital gain dividends) in excess of current and accumulated earnings and profits will first be treated as a non-taxable return of capital to

PPLP	COMPANY

the extent of a stockholder’s adjusted basis in its stock, with the excess taxed as capital gain (if the stock has been held as a capital asset).

Income and loss from PPLP generally is subject to the “passive activity” limitations. Under the “passive activity” rules, income and loss that is from a “passive activity” generally can be offset against income and loss from other investments that constitute “passive activities.” Further limitations may be applicable if PPLP is treated as a “publicly traded partnership” under the Code.	Dividends paid by us generally cannot be offset with losses from “passive activities.”

Each year, holders of units will receive IRS Form 1065, Schedule K-1 tax form containing detailed tax information for inclusion in preparing their U.S. federal income tax returns.	Each year, stockholders will receive IRS Form 1099 containing information regarding dividends paid and, if applicable, dividends designated as capital gain dividends or qualified dividend income. In the event we designate any amounts as undistributed capital gain, stockholders will also receive IRS Form 2439 containing information regarding the amount of gain required to be included in their income.

Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which PPLP owns property, even if they are not residents of those states.	Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in certain states.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a general discussion of certain U.S. federal income tax considerations that may be relevant to a holder of OP units of PPLP (“unit holder”) that receives common stock in connection with its exercise of its right to require the redemption of OP units (a unit holder’s right to require the redemption of OP units is referred to in the remainder of this section as the “Redemption Right”). The following discussion supplements the discussion contained under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

This discussion is based upon the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.

This discussion is for general information purposes only, and does not address the actual material U.S. federal income tax consequences of the exercise of Redemption Rights and of the ownership and disposition of our common stock to any particular person, which depend on that person’s particular tax circumstances. In addition, this discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the ownership or disposition of our common stock or our election to be taxed as a REIT. Moreover, this discussion does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular person in light of its investment or tax circumstances, or to persons subject to special tax rules, including:

•	broker-dealers, dealers in securities, or traders in securities that use the mark-to-market method for accounting for their holdings;

•	persons other than U.S. holders (as defined below);

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations;

•	trusts, estates, regulated investment companies (“RICs”), subchapter S corporations, REITs, financial institutions, insurance companies or other persons subject to special tax rules under the Code; or

•	U.S. expatriates.

This summary assumes that persons receiving our common stock in connection with an exercise of Redemption Rights will hold our common stock as a capital asset for U.S. federal income tax purposes, which generally means as property held for investment.

The U.S. federal income tax treatment of persons exercising Redemption Rights and of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, as described above, the tax consequences to any particular person of exercising Redemption Rights or of owning and disposing of our common stock will depend on that unit holder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or as a result of exercising Redemption Rights and of owning and disposing of our common stock, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable tax laws.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR TO DETERMINE THE IMPACT OF HIS OR HER PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE EXCHANGE OF OP UNITS FOR OUR COMMON STOCK REGISTERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, AND OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF OP UNITS FOR OUR COMMON STOCK REGISTERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

For purposes of this summary, a “U.S. holder” is a beneficial owner of OP units that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	a trust, if (a) a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions of the trust or (b) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of OP units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of PPLP. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax considerations related to exercising Redemption Rights or of owning and disposing of our common stock.

Tax Treatment of the Redemption of OP units

If we assume and perform the redemption obligation with respect to OP units, the exchange of OP units for our common stock will be treated by us and PPLP as a sale of such OP units by the limited partner exercising its Redemption Rights to us in a fully taxable transaction. In that event, the exchange will be fully taxable to such limited partner and such limited partner will be treated as realizing for tax purposes an amount equal to the sum of the fair market value of our common stock received in such exchange plus the amount of certain liabilities of PPLP allocable to such exchanged OP units at the time of the exchange. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

If we do not elect to assume the obligation to redeem a limited partner’s OP units, PPLP may redeem such OP units for cash. Although the matter is not free from doubt, if PPLP redeems OP units for cash that we contribute to it to effect such redemption, the redemption of those OP units likely would be treated for tax purposes as a sale of such OP units to us in a fully taxable transaction. In that event, the redeeming limited partner would be treated as realizing an amount equal to the sum of the cash received in the redemption plus the amount of certain liabilities of PPLP allocable to the redeemed OP units at the time of the redemption.

If a unit holder is treated, for U.S. federal income tax purposes, as selling OP units to us in a taxable transaction, such unit holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the exchange (i.e., the sum of cash received and the fair market value of our common stock received in such exchange, plus the amount of certain PPLP liabilities allocable to the exchanged/redeemed OP units at the time of the exchange/redemption) and (ii) the unit holder’s tax basis in such OP units, which tax basis will be adjusted for the redeemed OP units’ allocable share of PPLP’s income, gain or loss for the taxable year in which the exchange/redemption occurs. It is possible that the amount of gain recognized, or even the tax liability resulting from that gain, could exceed the value of the shares of our common stock received upon the exchange. The use of any losses recognized in connection with an exercise of Redemption Rights or otherwise is subject to a number of limitations set forth in the Code. A unit holder’s adjusted tax basis in any common stock received in exchange for OP units generally will be the fair market value of those shares on the date of the exchange. Similarly, a unit holder’s holding period in such shares will begin anew. A unit holder may also be subject to an additional 3.8% tax on any “net investment income” recognized as a result of an exercise of its Redemption Rights.

Furthermore, in the case of a unit holder that is taxable at the rates applicable to individuals, a portion of any long-term gain recognized in connection with an exercise of its Redemption Rights which is treated, as described above, as a sale of OP units for U.S. federal income tax purposes, may be characterized as unrecaptured Section 1250 gain and subject to an increased capital gain tax rate of 25%. Under application Treasury Regulations, a partner selling a partnership interest with a long-term holding period (i.e., a holding period greater than one year) generally recognizes “Section 1250 capital gain” (from which the partner calculates his or her unrecaptured Section 1250 gain) equal to the gain that would be allocated to such partner (to the extent attributable to the portion of the partnership interest transferred that was held for more than one year) if the partnership sold all of its Section 1250 property for fair market value immediately before the partner transferred its interest. As a general matter, the amount of such a unit holder’s long-term capital gain (after the application of rules under Section 751(a) of the Code characterizing as ordinary income gain attributable to certain “unrealized receivables” of PPLP) that is not taxed at the increased rate for Section 1250 capital gain will be taxed at regular long-term capital gain rates.

If, instead, PPLP chooses to redeem a limited partner’s OP units for cash that is not contributed by us to effect the redemption, the redemption should not be treated as a sale to us of the redeeming partners limited partner’s OP units. Rather, the redemption of the limited partner’s OP units would be treated as a repurchase of the OP units by PPLP. If PPLP redeems less than all of a limited partner’s OP units, such limited partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of PPLP nonrecourse liabilities allocable to the redeemed OP units, exceeded the limited partner’s adjusted basis in all of such limited partner’s OP units immediately before the redemption. You are urged to consult your tax advisor regarding the specific federal, state, local and non-U.S. tax consequences to you if PPLP elects to redeem OP units for cash.

Potential Application of the Disguised Sale Regulations to a Redemption of OP units

In the case of a limited partner who contributed property to PPLP in exchange for OP units, there is a possibility that an exercise of Redemption Rights might cause the original transfer of property to PPLP to be treated as a “disguised sale” of property, in whole or in part. The relevant portions of the Code and the Treasury Regulations thereunder (we refer to these provisions as the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable or the facts and circumstances clearly establish the absence of a sale, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration, including the assumption of or taking subject to a liability, from PPLP to the limited partner will be presumed to be a sale, in whole or in part, as applicable, of such property by the limited partner to PPLP. The Disguised Sale Regulations also provide, however, that if two years have passed between the transfer of money or other consideration (for example, common stock) and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale. You are urged to consult your tax adviser regarding the consequences under the Disguised Sale Regulations (including any reporting obligations thereunder) as a result of an exercise of Redemption Rights.

Passive Activity Losses

The passive activity loss rules of the Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the OP units, unless the ownership of the unit holder is not a passive activity with respect to the unit holder under the passive activity loss rules. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from PPLP or other investments that may be used to offset gain resulting from an exercise of Redemption Rights. The ability of a unit holder to offset gain resulting from an exercise of Redemption Rights may also be subject to the other limitations.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Parkway Properties, Inc. appearing in Parkway Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of Parkway Properties, Inc.’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedules of Parkway Properties, Inc. for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states as discussed in Note 13 to the consolidated financial statements, the Company retrospectively applied certain reclassifications associated with the discontinued operations for the year ended December 31, 2011. In addition, in 2012, the Company retrospectively applied Accounting Standards Update 2011-05, “Comprehensive Income” and updated the financial statement presentation of comprehensive loss for the year ended December 31, 2011.

The consolidated financial statements of Thomas Properties Group, Inc. for the year ended December 31, 2012 (including the schedule appearing therein), and the effectiveness of Thomas Properties Group, Inc.’s internal control over financial reporting as of December 31, 2012 incorporated by reference herein, have been audited by Ernst & Young LLP, independent registered public accounting firm, to the extent indicated in the reports thereon and incorporated by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on October 4, 2013 (File No./Film No. 001-11533/131135483), January 3, 2014, January 3, 2014, January 10, 2014, February 11, 2014, April 7, 2014, April 16, 2014, May 16, 2014, May 29, 2014, June 17, 2014 and September 22, 2014, September 26, 2014, October 9, 2014, November 17, 2014 and December 5, 2014;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2014 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2013;

•	the description of our common stock contained in our registration statement on Form 8-A, filed on August 5, 1996, and all amendments and reports updating that description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.

You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request should be addressed to Parkway Properties, Inc., Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida 32801, Attention: Investor Relations.

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS

SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

PROSPECTUS

Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights

Parkway Properties, Inc. may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of its common stock, par value $0.001 per share;

•	Shares of its preferred stock, par value $0.001 per share;

•	Depositary shares representing its preferred stock;

•	Warrants to purchase its common stock, preferred stock or depositary shares representing preferred stock; and

•	Rights to purchase its common stock.

We refer to our common stock, preferred stock, depositary shares, warrants and rights collectively as the “securities.”

We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 53. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “PKY.” On January 3, 2014, the last reported sale price of our common stock on the NYSE was $19.29 per share. Our principal executive offices are located at Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, and our telephone number is (407) 650-059.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated January 6, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Parkway Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.pky.com. You should not consider information on our website to be part of this prospectus.

Our securities are listed on the New York Stock Exchange, or NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 6, 2013;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 6, 2013, for the quarter ended June 30, 2013, filed with the SEC on August 5, 2013 and for the quarter ended September 30, 2013, filed with the SEC on November 8, 2013;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 11, 2013, January 23, 2013, January 29, 2013, February 6, 2013, February 27, 2013, March 5, 2013, March 13, 2013, March 25, 2013, May 21, 2013, May 30, 2013, June 6, 2013, June 17, 2013, July 3, 2013, July 12, 2013, August 13, 2013, September 5, 2013, September 5, 2013, September 11, 2013, September 18, 2013, September 18, 2013, October 4, 2013, October 4, 2013, October 10, 2013, October 31, 2013, November 4, 2013, December 9, 2013, December 17, 2013, December 24, 2013, January 3, 2014 and January 3, 2014;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2013 incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2012; and

•	the description of our common stock included in our Registration Statement on Form 8-A filed on August 5, 1996, and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting Parkway Properties, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

Parkway Properties, Inc.

Bank of America Center, Suite 2400

390 North Orange Avenue

Orlando, Florida 32801

(407) 650-0593

Attn: Investor Relations

Website: http://www.pky.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Examples of forward-looking statements include projected capital resources, projected profitability and portfolio performance, estimates of market rental rates, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions or other transactions, the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations, including without limitation, the anticipated net operating income yield. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus and the documents incorporated by reference herein and therein are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve risks and uncertainties (some of which are beyond our control) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties:

•	changes in the real estate industry and in performance of the financial markets;

•	competition in the leasing market;

•	the demand for and market acceptance of our properties for rental purposes;

•	oversupply of office properties in our geographic markets;

•	the amount and growth of our expenses;

•	tenant financial difficulties and general economic conditions, including increasing interest rates, as well as economic conditions in our geographic markets;

•	defaults or non-renewal of leases;

•	risks associated with joint venture partners;

•	the risks associated with the ownership of real property, including risks related to natural disasters;

•	risks associated with property acquisitions, including the recent acquisition of Thomas Properties Group, Inc.;

•	the failure to acquire or sell properties as and when anticipated;

•	illiquidity of real estate;

•	derivation of a significant portion of our revenue from a small number of assets;

•	termination or non-renewal of property management contracts;

•	the bankruptcy or insolvency of companies for which we provide property management services or the sale of these properties;

•	the outcome of claims and litigation involving or affecting us;

•	the ability to satisfy conditions necessary to close pending transactions;

•	compliance with environmental and other regulations, including real estate and zoning laws;

•	our inability to obtain financing;

•	our inability to use net operating loss carryforwards; and

•	our failure to maintain our status as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code.

Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our business, financial condition, liquidity, cash flows and results could differ materially from those expressed in any forward-looking statement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Any forward-looking statements speak only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends.

For a further discussion of these and other risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, see the section entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other periodic reports filed with the SEC and incorporated by reference herein.

OUR COMPANY

We are a fully integrated, self-administered and self-managed real estate investment trust, or REIT, specializing in the acquisition, ownership and management of quality office buildings in high-growth submarkets in the Sunbelt region of the United States. Our investment strategy is focused on well-located and competitively positioned office assets within central business districts and infill locations in our core submarkets.

At January 1, 2014, we owned or had an interest in 50 office properties located in eight states with an aggregate of approximately 17.6 million square feet of leasable space. We offer fee-based real estate services, which in total managed and/or leased approximately 12.2 million square feet for third-party property owners at January 1, 2014. Unless otherwise indicated, all references to square feet represent net rentable area.

We are a corporation organized under the laws of the State of Maryland. We have elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1997. We believe that we have operated in a manner that has allowed us to qualify as a REIT for federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. We conduct substantially all of our business through our operating partnership, of which we serve as the sole general partner.

Our principal executive offices are located at Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida 32801, and our telephone number is (407) 650-0593. Our website is located at www.pky.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

As will be more fully described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, without limitation, the repayment of debt and the development and acquisition of additional properties.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of loss before income taxes before adjustment for noncontrolling interest and income from equity investees, fixed charges and distributed income of equity investees, less noncontrolling interest in pre-tax earnings of consolidated subsidiaries with no fixed charges. “Fixed charges” consist of interest expense, including amortization of loan costs.

	Quarter Ended September 30, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—
Deficiency of earnings to fixed charges	$(16,295)	$(68,657)	$(46,289)	$(19,705)	$(21,189)	$(25,423)

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of all material terms and provisions of our capital stock. You should refer to our charter and bylaws for the complete provisions thereof. The total number of shares of capital stock of all classes that we are authorized to issue is 250,000,000. Of these shares of capital stock, 215,500,000 shares are classified as common stock, par value $0.001 per share (the “common stock”), 4,500,000 shares are classified as limited voting stock, par value $0.001 per shares (the “limited voting stock”), and 30,000,000 shares are classified as excess stock, par value $0.001 per share (the “Excess Stock”). As of December 31, 2013, 87,233,827 shares of common stock, 4,213,104 shares of limited voting stock and no shares of Excess Stock were issued and outstanding. The common stock, limited voting stock and the Excess Stock shall each constitute a separate class of capital stock. All classes of capital stock (except Excess Stock) are referred to herein as “equity stock”; all classes of capital stock (including Excess Stock) are referred to herein as “stock.” The common stock are currently listed on the NYSE under the symbol “PKY.”

Our board of directors is authorized by the charter to classify and reclassify any of our unissued shares of capital stock by, among other alternatives, setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the board of directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class or classes of preferred stock or other stock.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 215,500,000 shares of our common stock, par value $0.001 per share. As of December 31, 2013, 87,233,827 shares of our common stock were issued and outstanding.

Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

All shares of our common stock offered by this prospectus will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of shares of our common stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of capital stock, the holders of such shares of common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors.

Under the Maryland General Corporation Law, or the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, because operating assets may be held by a corporation’s subsidiaries, as in our situation, these subsidiaries may be able to transfer all or substantially all of such assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock if, as and when authorized by our board of directors, and declared by us out of assets legally available therefor. Such holders are also entitled to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any stock with preferential rights related thereto. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and generally have no appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Shares of Stock

Our board of directors is authorized by the charter to classify and reclassify any of our unissued shares of capital stock by, among other alternatives, setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over the shares of common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

Power to Increase or Decrease Authorized Shares of Our Common Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common stock and to classify or reclassify unissued shares of common stock and thereafter to cause to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our shares of stock or otherwise be in the best interest of our stockholders. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws.”

Restrictions on Ownership

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than Excess Stock) by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Transfer Agent

The registrar and transfer agent for shares of our common stock is Wells Fargo Bank, N.A.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required under Maryland law nor more than 15. Currently, we have 10 directors. Our charter and bylaws provide that any vacancy, including a vacancy created by an increase in the number of directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under Maryland law. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Our bylaws provide that at least a majority of our directors will be “independent,” with independence being defined in the manner established by our board of directors and in a manner consistent with listing standards established by the NYSE.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors and that our board of directors has the exclusive power to fill vacant directorships. These provisions may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, the board of directors may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the company and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting shares of stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. To date, we have not opted out of the business combination provisions of the MGCL.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any stockholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute all shares of our capital stock to the fullest extent permitted by Maryland law.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of stockholders.

To date, we have not made any of the elections described above, although, independent of these elections, our charter and bylaws contain provisions that special meetings of stockholders are only required to be held upon the request of a majority of the stockholders, that directors may be removed only for cause and by the vote of a majority of the votes entitled to be cast and that, generally, vacancies may be filled only by our Board of Directors.

Amendment of Our Charter and Bylaws and Approval of Extraordinary Transactions

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the corporation’s charter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held each year at a date and time as determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the chairman of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders shall be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	by a stockholder who was a stockholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders. Nominations of persons for election to our board of directors may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of directors; or

•	provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in the best interests of our stockholders. Likewise, to date, we have not opted out of the business combination provisions of the MGCL, and if we also opt in to certain provisions of Subtitle 8 of Title 3 of the MGCL, to the extent we have not already done so, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our charter obligates us provide any indemnification permitted by the laws of Maryland and shall indemnify directors, officers, agents and employees as follows:

•	we shall indemnify our directors and officers, whether serving us or at our request, any other entity, to the full extent required or permitted by Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law; and

•	we shall indemnify other employees and agents, whether serving us or at our request, any other entity, to such extent as shall be authorized by the board of directors or our bylaws and be permitted by law.

We have also entered into an indemnification agreement with each of our directors and officers. While Maryland law permits a corporation to indemnify its directors and officers, as described above, it also authorizes other arrangements for indemnification of directors and officers, including insurance. The indemnification agreements are intended to provide indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Restrictions on Ownership

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than Excess Stock) by value or by number of shares, whichever is more restrictive. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

DESCRIPTION OF PREFERRED STOCK

Future Series of Preferred Stock

The following description sets forth certain general terms of the preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof. The Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, shares of common stock might believe to be in their best interests, or in which holders of some, or a majority of, shares of common stock might receive a premium for their shares of common stock over the then-market price of such shares. All shares of preferred stock offered by this prospectus will, when issued, be duly authorized, validly issued, fully-paid, and non-assessable and will have no preemptive rights

The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred stock;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred stock;

•	the provisions for a sinking fund, if any, for such preferred stock;

•	the provisions for redemption, if applicable, of such preferred stock, including any restrictions on the repurchase or redemption of such preferred stock by the Company while there is an arrearage in the payment of dividends or sinking fund installments, if applicable;

•	any listing of such preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of additional material U.S. federal income tax considerations;

•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to a fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than Excess Stock) by value or by number of shares, whichever is more restrictive. Holders of our depositary shares will be subject to the same restrictions as holders of our preferred stock. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than Excess Stock) by value or by number of shares, whichever is more restrictive. Holders of warrants to purchase our common stock or our preferred stock will, upon exercise of the warrant, be subject to these ownership limits. In addition, such limits could restrict the warrant holder’s ability to exercise the warrants it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material U.S. federal income tax considerations; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership

Subject to certain exceptions, our charter provides that no person (other than a person who has been granted an exception) may beneficially or constructively (as such terms are defined in our charter) own more than 9.8% of our outstanding “equity stock” (i.e., our capital stock other than Excess Stock) by value or by number of shares, whichever is more restrictive. Holders of rights to purchase our common stock will, upon exercise of the rights, be subject to these ownership limits. In addition, such limits could restrict the right holder’s ability to exercise the rights it holds. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Code, our charter generally prohibits any person (other than a person who has been granted an exception) from “beneficially owning” or “constructively owning” (as such terms are defined in the charter) more than 9.8% of the aggregate of the outstanding shares of our equity stock (i.e., our capital stock other than Excess Stock issuable pursuant to the conversion provisions described below) by value or by number of shares, whichever is more restrictive (such limit, the “ownership limit”). Our charter also prohibits any transfer of our equity stock that, if effective, would result in (1) any person beneficially owning or constructively owning equity stock in excess of the ownership limit, (2) our being “closely held” under Section 856(h) of the Code, (3) shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), and (4) beneficially or constructively owning shares of our stock that would cause us to fail to qualify as a REIT.

Our board of directors may, in its sole and absolute discretion, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the board of directors and the satisfaction of such other conditions as the board of directors may direct, and upon at least 15 days’ written notice from a transferee prior to a proposed transfer that, if consummated, would result in the intended transferee beneficially owning stock in excess of the ownership limit, exempt a person from the limitation on that person beneficially owning stock in excess of the ownership limit. Additionally, our board of directors may, in its sole and absolute discretion, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the board of directors, exempt a person from the limitation on a person constructively owning stock in excess of the ownership limit if (x) such person does not and represents that it will not directly or constructively own more than a 9.8% interest in a tenant of ours; (y) we obtain such representations and undertakings as are reasonably necessary to ascertain this fact; and (z) such person agrees that any violation or attempted violation of such representations, undertakings and agreements will result in such stock in excess of the ownership limit being converted into and exchanged for Excess Stock.

A transfer that violates the ownership limit will be void, and the purported transferee shall acquire no rights in such stock. Our board may also take such action that it deems advisable to prevent such transfer, including instituting proceedings to enjoin such transfer. In addition, we have the right to redeem any shares of stock transferred, or attempted to be transferred in violation of these restrictions at a price per share equal to the lesser of (a) the price per share in the transaction that created such violation or attempted violation (or, in the case of a devise of gift, the “market price” (as such term is defined in the charter) of such stock at the time of the gift or devise), or (b) the price of such stock on the date that we (or our designee) gives notice of such redemption.

Furthermore, if any purported transfer of our stock or other change in our capital structure occurs which would result in any person beneficially owning or constructively owning shares of stock in excess of the ownership limit, or, if effective, would cause us to be “closely held” under Section 856(h) of the Code or to fail to qualify as a REIT, such shares of stock in excess of the ownership limit (or, as the case may be, such shares of stock being transferred or resulting from the other change in our capital structure that would cause us to be “closely held” under Section 856(h) of the Code or to fail to qualify as a REIT), will automatically be converted into shares of Excess Stock. This automatic conversion will be considered effective as of the close of business on the business day before the purported transfer or change in capital structure.

Upon any purported transfer that results in Excess Stock, such Excess Stock shall be held by us in trust for the exclusive benefit of one or more beneficiaries. The person who would have been the record holder of stock (such a person, a “purported record transferee”) if the transfer had not resulted in Excess Stock may designate a beneficiary of an interest in the trust provided that the purported record transferee gives advance notice to us (and we waive in writing our redemption right), and the purported record transferee does not receive a price for designating such beneficiary that exceeds (a) the price paid by the purported record transferee for the stock purported to have been transferred, or (b) if the purported record transferee did not give value for such stock (through a gift, devise, or other transaction), the market price on the date of the purported transfer that gave rise to such Excess Stock. Upon such transfer of an interest in the trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of equity stock of the same class as such stock had been prior to it becoming Excess Stock and shall be transferred of record to the designated beneficiary. Excess Stock has no voting rights, except as required by law. Excess Stock is not entitled to dividends, and any dividend or distribution paid with respect to equity stock prior to our discovery that such equity stock has been converted to Excess Stock shall be repaid to us upon demand. In the event of our liquidation, each holder of Excess Stock shall be entitled to receive that portion of our assets that would have been distributed to the holder of the equity stock in respect of which such Excess Stock was issued. The trustee of the trust holding Excess Stock shall distribute such assets to the beneficiaries of such trust.

The foregoing restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interest for us to attempt to continue to qualify as a REIT. In addition, these restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock. Certificates representing shares of our stock bear a legend referring to the restrictions described above.

Any person who acquires or attempts to acquire our stock, and person that is a purported record transferee or purported beneficial transferee such that the stock proposed to be acquired is converted into Excess Stock, shall immediately give written notice, or in the event of a proposed or attempted transfer, give at least 15 days’ prior written notice to us of such transfer and provide us with such other information as we may request in order to determine the effect of such transfer or attempted transfer on our qualification as a REIT.

Every beneficial owner and constructive owner of more than 5% (or such lower percentage between 5% and 0.5% as provided by applicable regulations under the Code) in value of the outstanding shares of our equity stock, within 30 days after the close of each of our taxable years, will be required to give written notice to us stating the name and address of such beneficial owner or constructive owner, the number of shares of stock that the owner beneficially owns or constructively owns, and a description of the manner in which such stock is held. Each person shall provide to us such additional information as we may reasonably request in order to determine the effect, if any, of the owner’s beneficial ownership or constructive ownership on our qualification as a REIT.

Our ownership limitations may have an anti-takeover effect by discouraging tender offers or purchases of large blocks of stock, thereby limiting the opportunity for stockholders to receive a premium for their shares over then-prevailing market prices.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations relating to our company and the acquisition, holding, and disposition of our common stock. If we issue securities under this prospectus, information about any additional income tax consequences to holders of those securities will be included in the documents pursuant to which those securities are offered.

As used in this section, references to the terms “company,” “we,” “our” and “us” mean only Parkway Properties, Inc., and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the Internal Revenue Service, or the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section.

This discussion is also based upon the assumption that we will operate our company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This discussion is for general information only, and does not address the actual material U.S. federal income tax consequences of the ownership and disposition of our common stock to any particular stockholder, which depend on that stockholder’s particular tax circumstances. In addition, except to the extent described herein, this discussion does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax other than the income tax, associated with the ownership or disposition of our common stock or our election to be taxed as a REIT. Moreover, this discussion does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

•	broker-dealers; dealers in securities; or traders in securities that use the mark-to-market method for accounting for their holdings;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	non-U.S. stockholders (as defined below), except to the extent discussed below in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”;

•	persons holding 10% or more (by vote or value) of our outstanding common stock, except to the extent discussed below;

•	persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding our common stock on behalf of other persons as nominees;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to the alternative minimum tax provisions of the Code;

•	foreign (non-U.S.) governments;

•	tax-exempt organizations, except to the extent discussed below in “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•	trusts, estates, regulated investment companies, or RICs, subchapter S corporations, REITs, financial institutions, insurance companies or other investors subject to special tax rules under the Code; or

•	U.S. expatriates.

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You should consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock, our election to be taxed as a REIT for U.S. federal income tax purposes, and potential changes in applicable tax laws.

Taxation of the Company

We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 1997. As described in greater detail below, a REIT generally is not subject to U.S. federal income tax on the net income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code. We believe that we have been organized and have operated, and we intend to continue to operate, to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual operating results, distribution levels, and diversity of share and asset ownership, various qualification requirements imposed upon REITs by the Code. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is distributed currently to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, income generated by a REIT is taxed only at the stockholder-level upon a distribution of dividends by the REIT to its stockholders.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains, for any taxable year. REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

•	We (or our stockholders) may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we generally may thereby avoid (a) the 100% prohibited transactions tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction); and (b) the inclusion of any income from such property as nonqualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%). See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Foreclosure Property,” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	We will be subject to a 100% penalty tax on amounts we receive (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us (or our tenants) and any of our taxable REIT subsidiaries do not reflect arm’s length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period (or, for properties disposed of in 2013, the five-year period) following their acquisition from the C corporation. See the discussion below entitled “—Certain Considerations Relating to the Mergers” for a further description of the application of this tax to properties of Thomas Properties Group, Inc., or TPGI, acquired in connection with the merger of TPGI with and into us, in which we will continue as the surviving entity, or the parent merger, pursuant to the terms of an agreement and plan of merger, dated September 4, 2013, by and among us, Parkway Properties LP, PKY Masters, LP, TPGI and Thomas Properties Group, L.P., or TPG LP, which we refer to as the merger agreement.

•	The earnings of any subsidiaries that are C corporations, including any taxable REIT subsidiary, are subject to U.S. federal corporate income tax.

Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See

“—Taxation of Stockholders.” Moreover, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals” (as defined in the Code to include certain entities and as determined by applying certain attribution rules);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification;

(8)	that uses a calendar year for U.S. federal income tax purposes;

(9)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(10)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

The Code provides that conditions (1), (2), (3) and (4) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information.

We believe that we have been organized, have operated and have issued shares with sufficient diversity of ownership to allow us to satisfy conditions (1) through (9). Our corporate charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such stock ownership requirements. If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement. See “—Failure to Qualify as a REIT.” We believe that we have satisfied condition (10) for each of our taxable years beginning with our taxable year ended December 31, 1997, and we believe that we do not currently have any earnings and profits from a non-REIT year. See the discussion below entitled “—Certain Considerations Relating to the Mergers” for a further discussion of the possibility that we may succeed to accumulated earnings and profits of a C corporation as a result of the parent merger.

Certain Considerations Relating to the Mergers

As described above in the discussion entitled “—Taxation of REITs in General,” as a general matter, if we acquire appreciated assets from a regular “C corporation” in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we will be subject to entity-level tax on any such built-in gain recognized in connection with a disposition (such as a taxable sale) of any such assets during the ten-year period following such acquisition. In addition, as described above in the discussion entitled “—Requirements for Qualification as a REIT,” in order to qualify as a REIT, we must not have, at the end of any taxable year, any earnings and profits accumulated in a non-REIT year.

The parent merger is intended to have qualified as a reorganization within the meaning of Section 368(a) of the Code, which we refer to as a reorganization. Assuming that the parent merger qualified as a reorganization, because TPGI was taxable as a regular C corporation, we are subject to tax on the built-in gain of TPGI’s assets at the time of the parent merger at the highest corporate income tax rate applicable at the time of the closing of the parent merger if we recognize gain on a disposition of any such assets during the ten-year period following the parent merger (which occurred on December 19, 2013). Our ability to use historic net operating loss carryovers of TPGI (if any) to offset any built-in gain subject to this tax is limited.

Furthermore, assuming that the parent merger qualified as a reorganization, and because TPGI is taxable as a regular C corporation, we would have succeeded to any earnings and profits accumulated by TPGI for taxable periods preceding the parent merger. In connection with the closing of the parent merger and the merger of PKY Masters, LP with and into TPG LP, with TPG LP continuing as the surviving entity, or the partnership merger, which we refer to collectively as the mergers, we received a report, prepared by TPGI’s accountants and dated as of the closing date of the mergers (and which was in draft form with respect to the taxable year of TPGI ending with the parent merger), to the effect that TPGI would not have, at the effective time of the parent merger, any earnings and profits accumulated in a non-REIT year to which we would succeed as a result of the parent merger. If we are (or were) treated as having, as a result of the parent merger or otherwise, any earnings and profits accumulated in any non-REIT year, we may have to pay a special dividend and/or employ applicable deficiency dividend procedures to eliminate such earnings and profits.

Moreover, TPGI was not a REIT. As a result, TPGI’s income, assets, and operations were not necessarily consistent with the requirements applicable to REITs. We utilized rights granted to us under the merger agreement to cause TPGI and its subsidiaries to restructure, prior to the mergers, their respective assets and operations, and we also took certain steps following the mergers with respect to the historic assets and operations of TPGI, in either case so as to permit us to continue to qualify as a REIT following the mergers. This included the transfer of certain TPGI assets and operations to a taxable REIT subsidiary of ours. As described below in the discussion entitled “Effect of Subsidiary Entities—Ownership of Taxable REIT Subsidiaries,” a taxable REIT subsidiary is subject to regular corporate income tax on its net income. Moreover, if we were unable to otherwise identify and restructure in a timely manner assets or operations of TPGI that were inconsistent with our status as a REIT, it may cause us to fail to satisfy one or more of the requirements applicable to REITs.

If, at the end of its taxable year that includes the mergers, we were treated as having earnings and profits in a non-REIT year and were unable to utilize any applicable deficiency dividend procedures, or we were to fail to successfully integrate TPGI’s historic assets and operations, we could lose our REIT status. Our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and could materially adversely affect the value of its stock. For years in which we do not qualify as a REIT, we will not otherwise be required to make distributions to stockholders. In addition, we would generally be unable to elect REIT status for the four years following the year in which we fail to qualify as a REIT.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs, as described below. A REIT’s proportionate share of a partnership’s assets and income is based on the REIT’s proportionate interest in the partnership, taking into account its interest in the capital of the partnership. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of Parkway Properties LP, or PPLP, and any other subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. A summary of certain important considerations governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Our Ownership of Interests in PPLP.” Because we indirectly own the sole general partner interest in PPLP, we have direct control over it and, as a general matter, indirect control over the subsidiaries in which PPLP or a subsidiary has a controlling interest. We intend to operate these entities in a manner consistent with our qualification as a REIT.

Ownership of Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, or QRS, that subsidiary generally is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as described below. A QRS is any corporation other than a taxable REIT subsidiary that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated either as a partnership or as a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation unless it is a taxable REIT subsidiary or a QRS. See “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.”

Ownership of Taxable REIT Subsidiaries. In general, a REIT may jointly elect with a corporation in which it owns a direct or indirect interest to treat such corporation as a taxable REIT subsidiary. If a taxable REIT subsidiary owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary also will be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to U.S. federal income tax, at applicable corporate rates, on its earnings. The income and assets of our taxable REIT subsidiaries are not attributable to us for purposes of the income and asset requirements applicable to REITs.

We have made taxable REIT subsidiary elections for several entities, including Eola Office Partners, LLC, or EOP TRS. We generally engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid receiving income or engaging in activities (including providing services) that would jeopardize our REIT status if we received that income or engaged in those activities directly. For instance, we may provide tenant services through a taxable REIT subsidiary which are non-customary. Moreover, we may provide services to unrelated parties (such as third-party management services) that might produce income (such as fees) that is not qualifying income for purposes of the gross income tests described below. In addition, we conduct a significant portion of our third party property management business through EOP TRS. We might also hold certain assets through one or more taxable REIT subsidiaries.

We intend to make taxable REIT subsidiary elections with respect to certain entities in which we acquire an interest (directly or indirectly) in connection with the mergers. We have also transferred assets and operations (including certain management service operations) acquired in connection with the mergers to EOP TRS (or one or more of its subsidiaries) or another taxable REIT subsidiary of ours. We may acquire interests in additional taxable REIT subsidiaries separate and apart from the mergers in the future.

There are restrictions imposed on taxable REIT subsidiaries intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a taxable REIT subsidiary may not, subject to certain limitations, deduct interest paid or accrued by a taxable REIT subsidiary to an affiliated REIT to the extent that such payments exceed, generally, and if its ratio of debt to equity exceeds a specific threshold, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary generally may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, the rules impose a 100% penalty tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. The Code provides certain safe-harbor provisions for these types of arrangements, but failure to qualify for a safe harbor does not mean that the arrangement will be determined not reflect arm’s length terms. While we believe that our arrangements with our taxable REIT subsidiaries reflect arm’s length terms, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to accurately reflect their respective income and expense.

Moreover, in order for us to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets (20% for our taxable years prior to 2009). We intend, to the extent necessary, to limit the activities of our taxable REIT subsidiaries or take other actions necessary to satisfy the limit applicable to our ownership of securities of taxable REIT subsidiaries. There can, however, be no assurance that we will always satisfy this limit or that the IRS will agree with the value we assign to any taxable REIT subsidiaries in which we own an interest.

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property or mortgages on real property, including:

•	“rents from real property”;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

•	interest income derived from mortgage loans secured by real property; and

•	income attributable to temporary investments of new capital in stock and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

Second, at least 95% of our gross income in each taxable year must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of stock or securities, in either case, not held for sale to customers.

For purposes of one or both of the 75% and 95% gross income tests, the following items of income are excluded from the computation of gross income: (1) gross income from prohibited transactions; (2) certain foreign currency income; and (3) income and gain from certain hedging transactions. See “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Hedging Transactions,” “—Requirements for Qualification as a REIT—Gross Income Tests—Foreign Currency Income,” and “—Requirements for Qualification as a REIT—Gross Income Tests—Income from Prohibited Transactions.”

Rents from Real Property. Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if the following conditions are met:

•	First, if rent attributable to personal property leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. With respect to each of our leases, we believe that the personal property ratio (as described in the preceding sentence) generally is less than 15% and, in any event, we believe that any rental income attributable to personal property would not jeopardize our ability to satisfy either the 75% gross income test or the 95% gross income test;

•	Second, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales;

•	Third, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, and either (a) at least 90% of the property is leased to unrelated tenants, and the rent paid by the taxable REIT subsidiary is substantially comparable to rent paid by the unrelated tenants for comparable space, or (b) the property is a qualified lodging facility or, for our taxable years beginning after July 30, 2008, a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively holds 10% or more of the tenant.

•	Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from whom we derive no revenue, or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We are permitted to provide to tenants directly services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants’ convenience. If the income from impermissible services exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not “taint” the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. If we provide an impermissible service, we are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

We monitor (and intend to continue to monitor) the activities provided at, and the nonqualifying income arising from, our properties and believe that we have not provided services that will cause us to fail to meet the gross income tests applicable to REITs. We provide services at some or all of our properties. Based upon our experience in the office rental markets where our properties are located, we believe that all services provided to tenants by us (other than through a qualified independent contractor or a taxable REIT subsidiary) either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements. However, we cannot provide any assurance that the IRS will agree with these positions.

As described above in the section entitled “—Certain Considerations Related to the Mergers,” TPGI was not a REIT. As a result, TPGI’s property-level operations (including leases and services and amenities provided at the properties or otherwise to tenants) were not necessarily consistent with the requirements applicable to REITs. We utilized rights granted to us under the merger agreement to cause TPGI and its subsidiaries to restructure, prior to the mergers, their respective assets and operations, and we also took certain steps following the mergers with respect to the historic assets and operations of TPGI, in either case so as to permit us to continue to qualify as a REIT following the mergers. There can be no assurance, however, that we have been able to fully identify property-level operations at former TPGI properties that would need to be restructured so as to be conducted in a manner that is consistent with our status as a REIT.

Interest Income. Interest income generally will not be qualifying income for purposes of the 75% or 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of receipts or sales still may qualify under the gross income tests. We may receive interest payments from our taxable REIT subsidiaries and from third parties that is qualifying income for purposes of the 95% gross income test but not necessarily the 75% gross income test. We do not expect that the income from these sources will affect adversely our ability to qualify under the 75% gross income test.

Dividend Income. We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or QRSs. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. We do not expect that these amounts will affect our ability to qualify under the 75% gross income test. Any dividends that we receive from a REIT, or capital gain recognized in connection with an investment in a REIT, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Income from Hedging Transactions. From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swaps or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from “clearly identified” hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, where such transaction was entered into on or after January 1, 2005, will not be treated as gross income for purposes of the 95% gross income tests and, where such transaction was entered into after July 30, 2008, will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions entered into after July 30, 2008 that are entered into to manage the risk of currency fluctuations with respect to any item of income or gain satisfying the 75% and 95% gross income tests will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is “clearly identified” as specified in the Code. In general, for a hedging transaction to be “clearly identified,” (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified “substantially contemporaneously” with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but there can be no assurance we will be successful in this regard.

Foreign Currency Income. “Real estate foreign exchange gain” recognized after July 30, 2008 is excluded from the calculation of the 75% gross income test and “passive foreign exchange gain” recognized after July 30, 2008 is excluded from the calculation of the 95% gross income test. “Real estate foreign exchange gain” means (i) foreign currency gain attributable (without duplication) to (A) an item of income or gain to which the 75% gross income test applies, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) foreign currency gain attributable to a “qualified business unit” or “QBU” of the REIT under Code Section 987, provided the QBU itself satisfies both the 75% gross income test and the 75% asset test described below under “—Asset Tests.” “Passive foreign exchange gain” is (without duplication) real estate foreign exchange gain, foreign currency gain attributable to an item of income or gain to which the 95% gross income test applies, foreign currency gain attributable to the acquisition or ownership of obligations, or foreign currency gain attributable to becoming or being the obligor under obligations.

Income from Prohibited Transactions. Net income that we derive from a prohibited transaction is excluded from gross income solely for purposes of the gross income tests and subject to a 100% tax. Any foreign currency gain (as defined in Section 988(b)(2) of the Code) in connection with a prohibited transaction will be taken into account in determining the amount of income subject to the 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. However, we generally will not be subject to the 100% tax with respect to gain on a property we sell if we qualify for one or more statutory “safe harbor” provisions. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with its investment objectives. However, not all of our sales may satisfy the “safe harbor” provisions mentioned above. Furthermore, there are certain interpretive issues related to the application of the “safe harbors” that are not free from doubt. Although we acquire and hold our properties with an investment objective and do not believe that they constitute dealer property, we cannot provide any assurance that the IRS might not contend that one or more of these sales are subject to the 100% penalty tax or that the IRS would not challenge our interpretation of, or any reliance on, the “safe harbor” provisions.

Income from Foreclosure Property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test (without regard to such income or gain being derived from foreclosure property). Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we expect to receive any income from property that does not qualify for purposes of the 75% gross income test, we intend to make an otherwise available election to treat the related property as foreclosure property.

Failure to Satisfy the Gross Income Tests. We intend to continue to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the gross income tests applicable to REITs. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be significant in amount.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

•	Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

•	Except for securities described in the first bullet above and securities in taxable REIT subsidiaries or QRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities described in the first bullet above and securities in taxable REIT subsidiaries or QRSs, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities described in the first bullet above, securities in taxable REIT subsidiaries or QRSs, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

•	Not more than 25% of our total assets (20% for our taxable years prior to 2009) may be represented by securities of one or more taxable REIT subsidiaries.

As described above, for purposes of the asset tests, a REIT is not treated as owning the stock of a QRS or an equity interest in any entity treated as a partnership or disregarded entity for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets is based on the REIT’s proportionate interest in the equity and certain debt securities issued by the partnership.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including (1) loans to individuals or estates, (2) obligations to pay rents from real property, (3) rental agreements described in Section 467 of the Code (generally, obligations related to deferred rental payments, other than with respect to transactions with related party tenants), (4) securities issued by other REITs, (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico, and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” (as defined in the Code), hold securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership). We may not obtain independent appraisals to support our conclusions concerning the values of some or all of our assets.

With respect to each issuer in which we currently own a security that does not qualify as a REIT, a QRS, or a taxable REIT subsidiary, we believe that the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% vote test and the 10% value test with respect to each such issuer. We have not sought, and currently do not intend to seek, an IRS ruling as to the classification of our properties for purposes of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets or our interests in securities will not cause a violation of the asset tests applicable to REITs.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We intend to continue to maintain adequate records of value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

The failure to satisfy the 5% asset test, or the 10% vote or value tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or if our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we can avoid disqualification as a REIT, even after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury Regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

•	the sum of: (1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and (2) 90% of our net after-tax income, if any, from foreclosure property, minus

•	the sum of specified items of “non-cash income.”

For purposes of this test, “non-cash income” means income attributable to certain leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend during January of the following year. These distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These latter distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction for dividends paid, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than to distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our stockholders. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at our taxable income, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceeds the amount of noncash deductions. Accordingly, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowing or otherwise raise capital, to sell assets, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, U.S. stockholders generally would be required to include the full amount of the dividend (i.e., the cash and the stock portion) in income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any such deficiency dividends.

Record-Keeping Requirements

We are required to maintain records and request, on an annual basis, information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Requirements for Qualification as a REIT—Gross Income Tests” and “—Requirements for Qualification as a REIT—Asset Tests.” If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. The cash available for distribution to our stockholders would be reduced significantly and the value of our shares could be reduced materially. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. Any distributions to stockholders would be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this situation, to the extent of current and accumulated earnings and profits, distributions to U.S. stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to statutory relief.

Tax Aspects of Our Ownership of Interests in PPLP

General

Substantially all of our investments are owned indirectly through PPLP, which owns our properties either directly or through certain subsidiaries. This discussion focuses on the tax aspects of our ownership of properties through partnerships and entities such as limited liability companies that are taxable as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We intend to include in our gross income our proportionate share of the foregoing partnership items for purposes of the gross income tests applicable to REITs and in the computation of our REIT taxable income.

Moreover, for purposes of the REIT asset tests, we intend to include our proportionate share of assets held through PPLP and those of its subsidiaries that are either disregarded as separate entities (such as, following the mergers , TPG LP, or that are treated as partnerships for U.S. federal income tax purposes. See “—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Partnership Interests” above.

Entity Classification

If PPLP or any other non-corporate subsidiary were treated as an association, the entity would be taxable as a corporation and, therefore, would be subject to U.S. federal and state income tax on its taxable income. In such a situation, the character of our assets and items of gross income would change and could preclude us from qualifying as a REIT (see “—Requirements for Qualification as a REIT—Asset Tests” and “—Requirements for Qualification as a REIT—Gross Income Tests” above). The tax treatment of our company, and the U.S. federal income tax consequences of the ownership of our common stock would be materially different from the consequences described herein if PPLP and all of its subsidiaries (other than a taxable REIT subsidiary) were not classified as partnerships or disregarded as separate entities for U.S. federal income tax purposes. If PPLP were taxable as a corporation, most, if not all, of the U.S. federal income tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in PPLP would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see “—Requirements for Qualification as a REIT—Asset Tests” above). In this event, the value of our stock could be materially adversely affected (see “—Failure to Qualify as a REIT” above).

Pursuant to Treasury Regulations under Section 7701 and Section 7704 of the Code, a partnership will be treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation by virtue of being a “publicly traded partnership.” Neither PPLP nor any of its non-corporate subsidiaries that are not taxable REIT subsidiaries have elected or will elect to be treated as a corporation for U.S. federal income tax purposes. Therefore, subject to the discussion below regarding the rules applicable to publicly traded partnerships, PPLP and each subsidiary that is not a taxable REIT subsidiary will be treated as a partnership for U.S. federal income tax purposes (or, if such an entity has only one partner or member, disregarded entirely for U.S. federal income tax purposes).

Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that section. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an “established securities market” or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” PPLP units currently are not and, in the future we do not expect that they will be traded on an “established securities market,” and we have taken and will continue to take the reporting position for U.S. federal income tax purposes that PPLP is not a publicly traded partnership. There is a risk, however, that the right of a holder of PPLP units to redeem the units for our common stock could cause PPLP units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.

If PPLP were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. The income requirements applicable to us to qualify as a REIT under the Code, on the one hand, and the definition of qualifying income under the publicly traded partnership rules, on the other hand, are very similar. Although differences exist between these two income tests, we do not expect that these differences would cause PPLP not to satisfy the 90% gross income test applicable to publicly traded partnerships. We expect that, even if it were a publicly traded partnership, PPLP will have sufficient qualifying income so that it would be taxed as a partnership.

Allocations of PPLP’s Income, Gain, Loss and Deduction

A partnership agreement will generally determine the allocation of income and loss among partners. However, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Code Section 704(b) and the Treasury Regulations promulgated thereunder. Generally, Code Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to that item. The allocations of taxable income and loss provided for in PPLP’s partnership agreement are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to Our Properties

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as property deemed contributed to PPLP in connection with the partnership merger) must be allocated in a manner such that the contributing partners are charged with, or benefit from, the difference between the adjusted tax basis and the fair market value of such property at the time of contribution. This difference is known as a book-tax difference. PPLP’s partnership agreement requires that such allocations be made in a manner consistent with Code Section 704(c). Any property purchased by PPLP for cash initially will have an adjusted tax basis equal to its fair market value, and Code Section 704(c) generally will not apply. In the future, however, PPLP may admit partners in exchange for a contribution of appreciated property.

Treasury Regulations issued under Code Section 704(c) provide partnerships with a choice of several methods of accounting for book-tax differences. Under certain available methods, the carryover basis of contributed properties in the hands of PPLP (i) would cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirement and may result in a greater portion of our distributions being treated, for U.S. federal income tax purposes, as a dividend (rather than as a return of capital). In connection with the mergers, we have agreed to use the “traditional method without curative allocations” to account for book-tax differences with respect to historic properties of TPG LP, which is generally the method least favorable to us.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to U.S. stockholders. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common stock by the partnership.

Distributions Generally. So long as we qualify as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (other than earnings and profits accumulated in a non-REIT year) that we do not designate as capital gain dividends or as qualified dividend income will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common stock. Except to the limited extent described below, dividends received from REITs are generally not eligible to be taxed at the preferential rates applicable to qualified dividend income available to individual U.S. stockholders who receive dividends from regular taxable C corporations.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted basis of the U.S. stockholder’s shares of common stock in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the stock has been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Requirements for Qualification as a REIT—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we designate as capital gain dividends will generally be taxed to U.S. stockholders as long-term capital gains without regard to the period for which the U.S. stockholder that receives such distribution has held its stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. stockholder as capital gain. U.S. stockholders that are taxed as corporations for U.S. federal income tax purposes will be taxed at the normal corporate income tax rates on these dividends and may be required to treat up to 20% of some capital gain dividends as ordinary income.

We may elect to retain and pay taxes on some or all of our net long term capital gains, in which case U.S. stockholders will be treated as having received, solely for U.S. federal income tax purposes, their proportionate share of our undistributed capital gains as well as a corresponding credit, as the case may be, for taxes that we paid on such undistributed capital gains. The U.S. stockholder will also increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. See “—Requirements for Qualification as a REIT—Annual Distribution Requirements.”

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•	a long-term capital gain distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 20%, and taxable to U.S. stockholders that are corporations at a maximum rate of 35%; or

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. stockholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Qualified Dividend Income. With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income generally is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the shares of common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including any taxable REIT subsidiary in which we own an interest);

•	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (a) a U.S. corporation (other than a REIT or a RIC, but including our taxable REIT subsidiaries), or (b) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. If we designate any portion of a dividend as qualified dividend income, a U.S. stockholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the holder as qualified dividend income.

We intend to notify U.S. stockholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital and capital gain.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock, or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted basis in our common stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if shares of our common stock are held for more than one year, and will be taxed at ordinary income rates if our common stock is held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, regardless of whether such gains are classified as long-term capital gains.

Capital loss recognized by a U.S. stockholder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. stockholder as long-term capital gain.

Medicare Tax. Certain U.S. stockholders that are individuals, estates, and trusts are subject to a 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of our common stock. Prospective investors should consult their own tax advisors regarding this additional tax.

Foreign Accounts. Certain payments made after June 30, 2014 (i.e., on or after July 1, 2014) to “foreign financial institutions” in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their common stock. See “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Withholding on Payments to Certain Foreign Entities.”

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt stockholder), and (2) the common stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our common stock generally should not give rise to UBTI to a U.S. tax-exempt stockholder. Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Code Section 501(c)(2) whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such stockholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our common stock. These stockholders should consult with their own tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust that (1) is described in Code Section 401(a), (2) is tax exempt under Section 501(a) of the Code, and (3) owns more than 10% of our common stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•	either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock; and

•	we would not have qualified as a REIT but for the fact that Code Section 856(h)(3) provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

As a result of restrictions on the ownership and transfer of our stock contained in our charter, we do not believe we currently are a “pension-held REIT.” However, because our common stock is publicly traded, we cannot guarantee that this always will be the case.

Tax-exempt U.S. stockholders should consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, “non-U.S. stockholder” is a beneficial owner of our common stock that is neither a U.S. stockholder (as defined above under “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders”) nor an entity that is treated as a partnership for U.S. federal income tax purposes. The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income taxation.

Distributions Generally. As described in the discussion below, distributions paid by us with respect to our common stock will be treated for U.S. federal income tax purposes as:

•	ordinary income dividends;

•	return of capital distributions; or

•	long-term capital gain.

This discussion assumes that our common stock will continue to be considered “regularly traded” on an “established securities market located in the United States” for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our common stock is not regularly traded on an “established securities market” located in the United States, the tax considerations described below would materially differ.

Ordinary Income Dividends

A distribution made by us to a non-U.S. stockholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	is not attributable to our net capital gain, or

•	the distribution is attributable to our net capital gain from the sale of “U.S. real property interests,” or USRPIs, and the non-U.S. stockholder owns 5% or less of the value of a class of our stock at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates in the same manner as U.S. stockholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation. Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that later may be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as FIRPTA gain distributions with respect to the non-U.S. stockholder (and that are not deemed to be capital gain dividends for purposes of FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business; or

•	the non-U.S. stockholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Tax treaties may reduce the withholding obligations on our distributions. Under most tax treaties, however, taxation rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional requirements. If the amount of tax withheld with respect to a distribution to a non-U.S. stockholder exceeds the non-U.S. stockholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a credit refund of the excess from the IRS, provided the appropriate documentation is properly and timely submitted to the IRS.

Return of Capital Distributions

Unless (A) our stock constitutes a USRPI, as described in “—Dispositions of Our Shares” below, or (B) either (1) the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain), or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. or with respect to whom certain other conditions exist (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits and are not FIRPTA gain distributions will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. stockholder’s proportionate share of our earnings and profits, and (2) the non-U.S. stockholder’s basis in its stock, will be taxed under FIRPTA at the rate of tax, including any applicable capital gain rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the non-U.S. stockholder’s share of our earnings and profits.

Capital Gain Dividends

Subject to the discussion below under the section entitled “—FIRPTA Distributions,” a distribution made by us to a non-U.S. stockholder will be treated as long-term capital gain if the distribution is made out of our current or accumulated earnings and profits, the distribution is attributable to our net capital gain (other than from the sale of a USRPI) and we timely designate the distribution as a capital gain dividend. Long-term capital gain that a non-U.S. stockholder is deemed to receive from a capital gain dividend that is not attributable to the sale of a USRPI generally will not be subject to U.S. federal income tax in the hands of the non-U.S. stockholder unless:

•	the non-U.S. stockholder’s investment in our stock is effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

•	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on any such capital gains.

FIRPTA Distributions

From time to time, some of our distributions may be of amounts attributable to gain from the sale or exchange of USRPIs. Such distributions to a non-U.S. stockholder generally will be subject to the taxation and withholding regime applicable to ordinary income dividends only if (1) dividends are received with respect to a class of stock that is “regularly traded” on an “established securities market” in the United States, as defined by applicable Treasury Regulations, and (2) the non-U.S. stockholder does not own more than 5% of that class of stock at any time during the one-year period ending on the date of distribution. If both of these conditions are satisfied, qualifying non-U.S. stockholders will not be subject to FIRPTA withholding or reporting with respect to such dividends, and will not be required to pay branch profits tax. Instead, these dividends will be subject to U.S. federal income tax and withholding as ordinary dividends, currently at a 30% tax rate, unless reduced by applicable treaty. Although there can be no assurance in this regard, we believe that our common stock is “regularly traded” on an “established securities market” in the United States within the meaning of applicable Treasury Regulations. There can, however, be no assurance that our common stock will continue to be so regularly traded in the future.

Except as discussed above, for any year in which we qualify as a REIT, distributions that are attributable to gain from the sale or exchange of a USRPI are taxed to a non-U.S. stockholder as if these distributions were gains effectively connected with a trade or business in the U.S. conducted by the non-U.S. stockholder. A non-U.S. stockholder that does not qualify for the special rule discussed above will be taxed on these amounts at the normal rates applicable to a U.S. stockholder and will be required to file a U.S. federal income tax return reporting these amounts. If such a non-U.S. stockholder is a corporation, it also may owe a 30% branch profits tax under Section 884 of the Code in respect of these amounts. Subject to the discussion above, we or other applicable withholding agents generally will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. stockholder. The amount of any tax so withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability, and the non-U.S. stockholder generally may file for a refund from the IRS of any amount of withheld tax in excess of that tax liability.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our common stock held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. stockholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S.

federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Common Stock. Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true.

•	Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•	We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We believe that we are domestically-controlled. However, because we are publicly traded, there can be no assurance that we are or will remain a domestically-controlled qualified investment entity; and

•	Either (a) our common stock is not “regularly traded,” as defined by applicable Treasury Regulations, on an “established securities market”; or (b) both our common stock is “regularly traded” on an “established securities market” and the selling non-U.S. stockholder has held (actually or constructively) more than 5% of our outstanding shares of our common stock any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of REIT stock could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, including through certain types of related persons, other common stock during the 61-day period that begins 30 days prior to such ex-dividend date and (3) if our common stock is “regularly traded” on an “established securities market” in the United States, such non-U.S. stockholder has owned more than 5% of our outstanding common stock at any time during the one-year period ending on the date of such distribution.

If gain on the sale of our common stock was subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, if the sale of our common stock were subject to taxation under FIRPTA, and if shares of the applicable class of our common stock were not “regularly traded” on an established securities market, the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock which would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder as follows: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder generally will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States or with respect to whom certain other conditions exist, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Withholding on Payments to Certain Foreign Entities. The Foreign Account Tax Compliance Act (“FATCA”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied.

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

Under delayed effective dates provided for in the final regulations and subsequent guidance, the required withholding does not begin until July 1, 2014 with respect to dividends on our stock, and until January 1, 2017 with respect to gross proceeds from a sale or other disposition of our stock.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Stockholders should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Backup Withholding Tax and Information Reporting

U.S. Stockholders. In general, information-reporting requirements will apply to distributions with respect to, and the proceeds of the sale of, our common stock discussed herein to some holders, unless an exception applies.

The payor is required to backup withhold tax on such payments if (a) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect.

In addition, a payor of dividends or interest on our common stock discussed herein will be required to backup withhold tax if (a) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code or (b) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some U.S. stockholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. stockholder generally will be allowed as a credit against the holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is timely and properly furnished to the IRS.

The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends and interest paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders are generally not subject to information reporting.

Non-U.S. Stockholders. With certain exceptions, as a general matter, the information reporting and backup withholding requirements described above for a U.S. stockholder will apply to a non-U.S. stockholder with respect to distributions on, or the proceeds from the sale of, our common stock.

Generally, non-U.S. stockholders can document their status (and thereby generally avoid backup withholding) by providing a proper IRS withholding certificate (such as the IRS Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of our common stock when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a non-U.S. stockholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to any backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, and this may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

State, Local and Foreign Taxes

We, our subsidiaries, and/or stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We may own properties located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Tax Shelter Reporting

If a holder of our common stock recognizes a loss as a result of a transaction with respect to our common stock of at least (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a stockholder that is an individual, S corporation, trust, or a partnership with at least one non-corporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a stockholder that is either a corporation or a partnership with only corporate partners, such stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct holders of portfolio securities are in many cases exempt from this reporting requirement, but holders of REIT securities currently are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. The Code imposes significant penalties for failure to comply with these requirements. Stockholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that we might undertake directly or indirectly. Moreover, stockholders should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our shares of common stock are listed on the NYSE under the symbol “PKY.” Any securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Parkway Properties, Inc. for the year ended December 31, 2012, included in our Current Report on Form 8-K dated January 3, 2014, including schedules appearing therein, and the effectiveness of Parkway Properties, Inc.’s internal control over financial reporting as of December 31, 2012, included in our Annual Report on Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such consolidated financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The (i) statement of revenues and certain expenses of NASCAR Plaza for the year ended December 31, 2011, incorporated by reference herein from our Current Report on Form 8-K/A filed with the SEC on February 6, 2013, (ii) statement of revenues and certain expenses of Phoenix Tower for the year ended December 31, 2011, incorporated by reference herein from our Current Report on Form 8-K filed with the SEC on March 5, 2013, and (iii) statements of revenues and certain expenses of Hearst Tower, Phoenix Tower, NASCAR Plaza, and Deerwood Portfolio for the year ended December 31, 2012, incorporated by reference herein from our Current Report on Form 8-K filed with the SEC on June 6, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such statements of revenues and certain expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedules of Parkway Properties, Inc. as of December 31, 2011, and for each of the years in the two-year period ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2011 and 2010 consolidated financial statements contains an explanatory paragraph that states as discussed in Note A to the consolidated financial statements, the Company retrospectively applied Accounting Standards Update 2011-05, “Comprehensive Income” and updated the financial statement presentation of comprehensive loss for the years ended December 31, 2011 and 2010. In addition, the explanatory paragraph states as discussed in Notes G and N to the consolidated financial statements, the Company retrospectively applied certain reclassifications associated with discontinued operations for the years ended December 31, 2011 and 2010.

The consolidated financial statements of Thomas Properties Group, Inc. for the year ended December 31, 2012 (including the schedule appearing therein), the effectiveness of Thomas Properties Group, Inc.’s internal control over financial reporting as of December 31, 2012 incorporated by reference herein, have been audited by Ernst & Young LLP, independent registered public accounting firm, to the extent indicated in the reports thereon and incorporated by reference. Such consolidated financial statements have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

900,000 Shares

PARKWAY PROPERTIES, INC.

Common Stock

PROSPECTUS    SUPPLEMENT

December 5, 2014